Exhibit 10.34




--------------------------------------------------------------------------------




                           CONSTRUCTION LOAN AGREEMENT



                                     between



                                   FIVECOM LLC


                                       and



                           CENTRAL MAINE POWER COMPANY




                              Date: October 7, 1997




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                                TABLE OF CONTENTS
                                -----------------


1.       DEFINITIONS AND RULES OF INTERPRETATION..................................................................1

         1.1      Definitions.....................................................................................1

         1.2      Rules of Interpretation.........................................................................9

2.       DISBURSEMENTS............................................................................................9

         2.1      Agreement to Make Advances......................................................................9

         2.2      Project Budget.................................................................................10

         2.3      Amount of Advances.............................................................................10

         2.4      Quality of Work................................................................................10

         2.5      Cost Overruns and Savings......................................................................10

         2.6      Contingency Reserve............................................................................11

         2.7      Stored Materials...............................................................................11

         2.8      Withheld Portion...............................................................................11

3.       MAKING THE ADVANCES.....................................................................................12

         3.1      Draw Request...................................................................................12

         3.2      Notice and Frequency of Advances...............................................................12

         3.3      Deposit of Funds Advanced......................................................................12

         3.4      Advances to Contractor.........................................................................12

         3.5      Advances to Others.............................................................................12

         3.6      Advances Do Not Constitute a Waiver............................................................13

4.       THE NOTE: INTEREST AND MATURITY.........................................................................13

         4.1      The Note.......................................................................................13


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         4.2      The Record.....................................................................................13

         4.3      Interest on the Loan...........................................................................13

         4.4      Maturity.......................................................................................14

5.       FEES: PAYMENTS AND COMPUTATIONS.........................................................................14

         5.1      Fees...........................................................................................14

         5.2      Funds for Payments.............................................................................14

         5.3      Computations...................................................................................15

         5.4      Interest on Overdue Amounts....................................................................15

6.       COLLATERAL SECURITY.....................................................................................15

7.       CERTAIN RIGHTS OF LENDER................................................................................15

         7.1      Right to Retain the Construction Inspector.....................................................15

8.       REPRESENTATIONS AND WARRANTIES..........................................................................16

         8.1      Organization; Authority; Etc...................................................................16

         8.2      Title to NEON and the Collateral...............................................................17

         8.3      Financial Statements...........................................................................18

         8.4      No Material Changes, Etc.......................................................................18

         8.5      Franchises, Patents, Copyrights, Etc...........................................................18

         8.6      Litigation.....................................................................................18

         8.7      No Materially Adverse Contracts, Etc...........................................................19

         8.8      Compliance With Other Instruments, Laws, Etc...................................................19

         8.9      Tax Status.....................................................................................19

         8.10     No Event of Default............................................................................19


                                      -ii-



         8.11     Investment Company Act.........................................................................19

         8.12     Absence of Financing Statements, Etc...........................................................19

         8.13     Setoff, Etc....................................................................................20

         8.14     Certain Transactions...........................................................................20

         8.15     Employee Benefit Plans; Pension Plans..........................................................20

         8.16     Environmental Compliance.......................................................................20

         8.17     Condition of Property..........................................................................22

         8.18     Compliance with Requirements...................................................................22

         8.19     Project Approvals..............................................................................22

         8.20     Construction Contract..........................................................................22

         8.21     Other Contracts................................................................................22

         8.22     Property Taxes: Special Assessments............................................................22

         8.23     Violations.....................................................................................23

         8.24     Plans and Specifications.......................................................................23

         8.25     Project Budget.................................................................................23

         8.26     Feasibility....................................................................................23

         8.27     Status of NEON.................................................................................23

         8.28     Effect of Draw Request.........................................................................24

9.       AFFIRMATIVE COVENANTS OF THE BORROWER...................................................................24

         9.1      Punctual Payment...............................................................................25

         9.2      Pursuit and Completion of Construction.........................................................25

         9.3      Correction of Defects..........................................................................25


                                      -iii-

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         9.4      Maintenance of Office..........................................................................25

         9.5      Records and Accounts...........................................................................25

         9.6      Financial Statements, Certificates and Information.............................................26

         9.7      Notices........................................................................................27

         9.8      Existence; Maintenance of Project..............................................................28

         9.9      Insurance; Bonds...............................................................................28

         9.10     Taxes..........................................................................................31

         9.11     Inspection of NEON, Other Properties and Books.................................................31

         9.12     Compliance with Laws, Contracts, Licenses, and Permits.........................................32

         9.13     Project Approvals..............................................................................32

         9.14     Use of Proceeds................................................................................32

         9.15     Project Costs..................................................................................32

         9.16     [Intentionally Deleted]........................................................................33

         9.17     NEON Contracts.................................................................................33

         9.18     Laborers, Subcontractors and Materialmen.......................................................33

         9.19     Further Assurance of Title.....................................................................33

         9.20     Publicity......................................................................................33

         9.21     Sign Regarding Construction Financing..........................................................34

         9.22     Further Assurances.............................................................................34

10.      NEGATIVE COVENANTS OF THE BORROWER......................................................................34

         10.1     Restriction on Change Orders...................................................................34

         10.2     Restrictions on Easements, Covenants and Restrictions..........................................35


                                      -iv-



         10.3     No Amendments, Terminations or Waivers.........................................................35

         10.4     Sale and Leaseback.............................................................................35

         10.5     Compliance with Environmental Laws.............................................................36

         10.6     Financial Covenants............................................................................36

         10.7     Limitation on Indebtedness.....................................................................36

         10.8     Limitation on Liens............................................................................36

         10.9     Limitation on Liabilities and Contingent Obligations...........................................36

         10.10    Limitations on Fundamental Changes.............................................................37

         10.11    Limitation on Sale of Assets...................................................................37

         10.12    Limitation on Leasing..........................................................................37

         10.13    Limitation on Dividends and Distributions......................................................37

         10.14    Limitation on Investments, Loans and Advances..................................................38

         10.15    Limitation on Optional Payments and Modification of Debt
                  Instruments....................................................................................38

         10.16    Transactions with Affiliates...................................................................38

         10.17    Payments on Inter-Company Indebtedness.........................................................38

11.      CONDITIONS TO INITIAL DISBURSEMENT......................................................................38

         11.1     Loan Documents.................................................................................38

         11.2     Construction Documents.........................................................................39

         11.3     Subcontracts...................................................................................39

         11.4     Other Contracts................................................................................39

         11.5     Certain Undertakings of the NU Entities........................................................39


                                       -v-

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         11.6     Certified Copies of Organizational Documents: Good Standing
                  Certificates...................................................................................39

         11.7     Resolutions....................................................................................39

         11.8     Authorized Signers.............................................................................40

         11.9     Validity of Liens..............................................................................40

         11.10    Deliveries.....................................................................................40

         11.11    Legal Opinions.................................................................................41

         11.12    Lien Search....................................................................................41

         11.13    Notices........................................................................................41

         11.14    Fees...........................................................................................41

         11.15    Representation and Warranties..................................................................41

         11.16    Proceedings and Documents......................................................................41

12.      CONDITIONS OF THE SECOND DISBURSEMENT AND
         SUBSEQUENT ADVANCES.....................................................................................42

         12.1     Conditions Satisfied...........................................................................42

         12.2     Performance; No Default........................................................................42

         12.3     Representations and Warranties.................................................................42

         12.4     No Damage......................................................................................42

         12.5     Receipt by Lender..............................................................................42

         12.6     Release of Retainage...........................................................................42

         12.7     ...............................................................................................44

         12.8     Construction Inspector Report..................................................................44


                                      -vi-

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         12.9     Commission Approvals and Recorded Copy of the Easement.........................................44

         12.10    Nondisturbance Agreements......................................................................44

         12.11    Amendment of Fiber and Duct Agreements: Certain
                  Undertaking of the NU Entities.................................................................44

         12.12    Sales and Marketing Plan and Construction Management Plan......................................44

         12.13    Financial Condition of Borrower and NECOM: Feasibility
                  of NEON........................................................................................45

13.      EVENTS OF DEFAULT AND REMEDIES .........................................................................45

         13.1     Events of Default..............................................................................45

         13.2     Termination of Commitment and Acceleration.....................................................48

         13.3     Completion of Project..........................................................................48

         13.4     Other Remedies.................................................................................50

         13.5     Distribution of Collateral Proceeds............................................................50

         13.6     Power of Attorney..............................................................................51

         13.7     Waivers........................................................................................51

14.      SETOFF..................................................................................................51

15.      EXPENSES................................................................................................52

16.      INDEMNIFICATION.........................................................................................52

17.      LIABILITY OF THE LENDER.................................................................................53

18.      RIGHTS OF THIRD PARTIES.................................................................................54

19.      SURVIVAL OF COVENANTS, ETC..............................................................................54

20.      PARTICIPATION; ETC......................................................................................54

         20.1     Participations.................................................................................54


                                      -vii-

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         20.2     Pledge by the Lender...........................................................................55

         20.3     No Assignment by the Borrower..................................................................55

21.      RELATIONSHIP............................................................................................55

22.      NOTICES.................................................................................................55

23.      GOVERNING LAW...........................................................................................56

24.      CONSENT TO JURISDICTION; WAIVERS........................................................................56

25.      HEADINGS................................................................................................57

26.      COUNTERPARTS............................................................................................57

27.      ENTIRE AGREEMENT........................................................................................57

28.      CONSENTS, AMENDMENTS, WAIVERS, ETC......................................................................57

29.      TIME IS OF THE ESSENCE..................................................................................58

30.      SEVERABILITY............................................................................................58

31.      COMPLETION GUARANTEE....................................................................................58

         31.1     ...............................................................................................58

         31.2     ...............................................................................................58

         31.3     ...............................................................................................59

         31.4     ...............................................................................................59

32.      ISSUANCE AND EXPIRATION OF WARRANT AND RELATED
         ANTI- DILUTION SHARES...................................................................................59

                           CONSTRUCTION LOAN AGREEMENT
                           ---------------------------


         THIS CONSTRUCTION LOAN AGREEMENT is made as of the 7th day of October, 1997 by and between FIVECOM LLC, a Massachusetts limited liability company having its principal place of business at Waltham, Massachusetts (the "Borrower") and CENTRAL MAINE POWER COMPANY, a Maine investor-owned utility and Maine corporation with a principal place of business in Augusta, Maine (the "Lender").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows.

1.       DEFINITIONS AND RULES OF INTERPRETATION
         ---------------------------------------

         1.1 Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

                  "Advance" - Any disbursement of the proceeds of the Loan or other funds held by Lender made or to be made by the Lender pursuant to the terms of this Agreement.

                  "Agreement" - This Agreement, including the Schedules and Exhibits hereto.

                  "Appraisal" - An appraisal of the value of NEON, determined on an orderly liquidation basis, performed by a qualified independent appraiser approved by the Lender.

                  "Borrower" - FiveCom LLC, a Massachusetts limited liability company.

                  "Borrower's Requisition" - As defined in Section 3.1 of this Agreement.

                  "Business Day" - Any day on which commercial banks in Portland, Maine are open for the transaction of banking business.

                  "Closing Date" - The first date on which the conditions set forth in Section 11 have been satisfied and the Initial Disbursement is to be made.

                  "Collateral" - All of (a) NEON, the personal property, rights and interests of the Borrower and Guarantors that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, the Fiber and Duct Agreements, as they shall be amended as provided in
         Section 12.11 and, when granted, the Easements; (b) the Guaranty and the security therefor, and (c) all construction and building materials, fiber optic cable, conduits, ducts, connectors, splices, electronic and optronic equipment, repeaters, junctions, patch panels, alarm monitoring equipment, revenues, accounts, accounts receivable, furnishings, fixtures, furniture, machinery, equipment, general intangibles, contract rights and all items of tangible or intangible personal property now or hereafter owned or acquired by the Borrower or NECOM, wherever located, including, without limitation, all property, collateral, and rights as to which Borrower and NECOM have granted Lender a security interest as described and provided in the Security Documents and (i) to be located on or incorporated into NEON, (ii) used in connection with the construction of the unfinished portions of NEON or (iii) to be used in connection with the operation or maintenance of NEON or Borrowers and NECOM's business generally.

                  "Completion Date" - The date as of which the Lender makes the final Advance of Retainage pursuant to Section 12.6 hereof, which shall be no later than twenty-four (24) months after the Closing Date.

                  "Construction Contract" - The contract, dated August 14, 1996, together with all "Contract Documents" as defined in the Construction Contract, between NECOM and the Contractor, and all Change Orders through the date of this Agreement, providing for the construction of the unfinished portion of NEON.

                  "Construction Inspector" - The consulting engineers or inspectors appointed by the Lender from time to time.

                  "Construction Period" - The period of time commencing on the Closing Date and ending on the Completion Date.

                  "Construction Schedule" - The schedule, broken down by trade, job and subcontractor, of the estimated dates of commencement and completion of construction of the unfinished portion of NEON, prepared by the Contractor, approved by the Lender and attached hereto as Exhibit A.

                  "Contingency Reserve" - The amount(s) allocated as contingency reserve(s) in the Project Budget to be advanced only in accordance with provisions of Section 2.6 hereof.

                  "Contractor" - means Seaward Corporation, its successors and assigns.

                  "Conversion Date" shall mean the first day of the first month after the Completion Date.

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                  "Debt Service Charges" - For any fiscal quarter of the
         Borrower and NECOM, the sum of (i) the expenses of each of the Borrower and NECOM for such period for interest payable with respect to the Obligations (including the current portion thereof) and for fees payable hereunder, under the other Loan Documents or in connection with the Obligations, plus (ii) current maturities of the Obligations for such period, in each case determined in accordance with generally accepted accounting principles, plus (iii) the amount of all principal and interest, and any other fees, payable in connection with the debt set forth on Schedule 10.6 attached hereto.

                  "Default" - A condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

                  "Default Rate" - The default rate of interest set forth in the Note.

                  "Direct Costs" - The costs of the labor, materials, fixtures, machinery and equipment used in constructing and equipping the unfinished portions of NEON, as contemplated under the Fiber and Duct Agreements, and taking such other steps as are necessary to make NEON suitable for full commercial operation.

                  "Disbursement Schedule" - The schedule of the amounts of Advances anticipated to be requisitioned by the Borrower or NECOM each month during the term of construction of the unfinished portions of NEON (including an itemization of Direct Costs and Indirect Costs to be included in each such requisition), approved by the Lender and attached hereto as Exhibit B.

                  "Drawdown Date" - The date on which any Advance is made or is to be made.

                  "Draw Request" - With respect to each Advance, the Borrower's or NECOM's Requisition for such Advance, and documents required by this Agreement to be furnished to the Lender as a condition to such Advance.

                  "Easement" - means those certain easements to be granted to NECOM by the NU Entities on or before the date of the Second Disbursement, in form and substance satisfactory to Lender, granting NECOM and its successors, assigns, affiliates, agents and contractors access to the NU Entities' electric transmission and distribution system for the purpose of building, maintaining, owning, repairing and operating of NEON, to be recorded in all appropriate public offices in the jurisdictions where NEON is located.

                  "Environmental Laws" - As defined in Section 8.16(a) of this Agreement.

                  "Event of Default" - As defined in Section 13.1 of this Agreement.

                  "Fiber and Duct Agreements" - means collectively the Agreement for the Provision of Fiber Optic Facilities and Services dated September 27, 1994 between FiveCom, Inc. and the NU Entities, as previously amended, and all those certain Agreements for the Provision of Fiber Optic Facilities and Services dated April 10, 1995, May 8, 1995 and August 15, 1995 among FiveCom Inc. and the NU Entities, as previously amended, all as amended by one or more amendments thereto to be executed on or before the date of the Second Disbursement, memoranda of which are to be recorded in all appropriate public offices in the jurisdictions where NEON is located.

                  "Governmental Authority" - The United States of America, the States of Connecticut, Maine and New Hampshire, the Commonwealth of Massachusetts, any political subdivision of any of them, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

                  "Guarantors" - means FiveCom, Inc., NECOM LLC and Mode I Communications, Inc., a Connecticut corporation.

                  "Guaranty" - Collectively, each Guaranty, dated or to be dated on or prior to the Closing Date, made by each Guarantor in favor of the Lender, pursuant to which each Guarantor guarantees to the Lender the payment and performance of the Note in such amounts as are listed above for each individual, such Guaranty to be in form and substance satisfactory to the Lender.

                  "Hazardous Materials" - As defined in Section 8.16(b) of this Agreement.

                  "Indebtedness" - All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on Property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

                  "Indirect Costs" - shall mean and include, engineering fees, architectural fees, property taxes, appraisal costs, commitment fees and interest payable to the Lender under the Loan, premiums for insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, overhead and administrative costs, and all other expenses which are expenditures relating to the construction of NEON and are not Direct Costs.

                  "Initial Disbursement" - That portion of the total Loan Amount which is to be disbursed by Lender to Borrower on or about the Closing Date, in an amount not to exceed $2,100,000, with $150,000 held by Lender for payment of future fees and costs associated with obtaining the regulatory approvals referred to in Section 12.9 below.

                  "Lender" - Central Maine Power Company, a Maine corporation.

                  "Loan" - The construction loan which is the subject of this Agreement.

                  "Loan Amount" - $30,000,000, or such lesser sum as determined pursuant to Section 2.1 of this Agreement. The Loan Amount includes the Withheld Portion.

                  "Loan Checking Account" - As defined in Section 3.3 of this Agreement.

                  "Loan Documents" - This Agreement, the Note and the Security Documents and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

                  "Material Adverse Effect" - as defined in Section 8.4.

                  "Maturity Date" - the date which is three years after the Conversion Date.

                  "NECOM" - NECOM LLC, a Massachusetts limited liability company.

                  "NEON" - means the fiber optic cable network which NECOM is building with the proceeds of the Loan, running through Connecticut, Massachusetts and New Hampshire, together with all machinery and equipment needed to operate the same and all fiber optic cable, all in accordance with the Plans and Specifications, together with the rights of Borrower and NECOM under the Easement and under the Fiber and Duct

         Agreements in land, buildings and structures on and in which NEON has been or is to be installed and/or built.

                  "NEON Loan Amount" - means the Loan Amount less the Withheld Portion.

                  "Note" - The Promissory Note in the principal amount of up to $30,000,000, or so much thereof as may be advanced from time to time, dated or to be dated on or prior to the Closing Date, made by the Borrower to the order of Lender, such Note to be in form and substance satisfactory to the Lender.

                  "NU Entities" - means Northeast Utilities Service Company, The Connecticut Light and Power Company, Western Massachusetts Electric Company and Public Service Company of New Hampshire, their successors and/or assigns.

                  "Obligations" - All indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Note or other instruments at any time evidencing any thereof.

                  "Outstanding" - With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determination.

                  "Permitted Liens" - means the following:

                  a. liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves acceptable to the Lender with respect thereto are maintained on the books of Borrower in conformity with generally accepted accounting principles;

                  b. carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  c. pledges or deposits in connection with workers, compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  d. deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  e. easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower; and

                  f. Liens outstanding on the closing date which are listed on
                  Schedule 8.2 hereto.

                  "Person" - Any individual, limited liability company, corporation, partnership, trust, unincorporated association, business or other legal entity and any government or any governmental agency or political subdivision thereof.

                  "Plans and Specifications" - The plans and specifications for the unfinished portions of NEON as more particularly identified on Exhibit C attached hereto.

                  "Project" - NEON and the rights of Borrower and NECOM under the Easement and under the Fiber and Duct Agreements in land, buildings and structures on and in which NEON has been or is to be installed and/or built.

                  "Project Approvals" - All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting NEON, or otherwise necessary or desirable, for the ownership and acquisition of NEON, the construction and equipping of the unfinished portions of NEON, and the use, occupancy and operation of NEON, following completion of construction of NEON, whether obtained from a Governmental Authority or any other Person.

                  "Project Budget" - The budget for total estimated Project Costs for that portion of NEON built pursuant to and as contemplated by the Fiber and Duct Agreements, previously submitted by the Borrower and NECOM and approved by the Lender and, at the Lender's option, the Construction

         Inspector, which includes: (a) a line item cost breakdown for Direct Costs by construction, engineering and materials; (b) a line item cost breakdown for Indirect Costs; and (c) a schedule of the sources of funds to pay Project Costs, indicating by item the portion of Project Costs to be funded through the Loan.

                  "Project Costs" - The sum of all Direct Costs and Indirect Costs that will be incurred by the Borrower or NECOM in connection with the construction, equipping and completion of the unfinished portions of NEON contemplated by the Fiber and Duct Agreements.

                  "Requirements" - Any law, ordinance, code, order, rule or regulation of any Governmental Authority, relating in any material way to the acquisition and ownership of NEON, the construction of the unfinished portions of NEON, or the use and operation of NEON following the completion of construction of NEON, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

                  "Release" - As defined in Section 8.16(c) of this Agreement

                  "Retainage" - As defined in Section 2.3 of this Agreement.

                  "Second Disbursement" - The Advance next following the Initial Disbursement.

                  "Security Deed" - The Mortgage and Security Agreement, dated or to be dated on or prior to the date of the Second Disbursement, executed and delivered by NECOM in favor of the Lender, pursuant to which NECOM grants a first mortgage lien and security interest in and to the Easement and NEON, such Security Deed to be in form and substance satisfactory to the Lender.

                  "Security Documents" - The Security Deed, the Security Agreements, the Collateral Assignment of Contracts, Licenses, Permits and Intangibles, the UCC Financing Statements, the Guaranty, the Pledge Agreements and any other agreement, document or instrument now or hereafter securing the Obligations.

                  "Stored Materials" - As defined in Section 2.7 of this Agreement.

                  "Taking" - Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

                  "Withheld Portion" - means up to $5,000,000 in proceeds of the Loan, which amount shall be withheld and not disbursed, as provided in
         Section 2.8 below.

         1.2 Rules of Interpretation

                  (a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

2.       DISBURSEMENTS

         2.1 Agreement to Make Advances. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower may borrow from time to time between the Closing Date and the Completion Date upon submission by the Borrower of Draw Requests in accordance with Section 3.1, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the NEON Loan Amount to pay for Project Costs actually incurred by the Borrower or NECOM and reflected in the Project Budget as being funded by the Loan or other funds held by Lender. Each Draw Request for an Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11, in the case of the Initial Disbursement,
Section 12, in the case of all other Advances, and Section 12.6, in the case of the Advance of any Retainage withheld pursuant to Section 2.3, have been satisfied on the date of such Draw Request. All Advances shall be fully secured by the Security Documents, and shall constitute (for purposes of the Uniform Commercial Code and other applicable law of each applicable jurisdiction) "future advances" from Lender to Borrower up to the total NEON Loan Amount. All Advances may be made to Borrower or to any successor or assign of Borrower, to the extent permitted hereunder, in respect to the ownership of NEON. Borrower acknowledges that Lender will have no duty to make

Advances other than the Initial Disbursement unless and until all of the conditions set forth in Section 12 have been satisfied in full. Lender's obligation to make the Initial Disbursement is subject to the satisfaction of all of the conditions contained in Section 11.

         2.2 Project Budget. The Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lender under this Agreement for completing the unfinished portions of NEON are to be used. Borrower shall supply Lender with updated cost breakdowns and overall Project Budget amounts with each Draw Request.

         2.3 Amount of Advances. In no event shall the Lender be obligated to advance more than the NEON Loan Amount or other funds held for disbursement by Lender hereunder, or, if less, total Project Costs actually incurred by the Borrower or NECOM. In no event shall any Advance for Direct Costs of constructing the unfinished portions of NEON contemplated by the Fiber and Duct Agreements exceed an amount equal to (a) the total value of the labor, materials, fixtures, machinery and equipment completed, or to be completed, approved and incorporated, or to be incorporated, into NEON prior to the date of the Draw Request for such Advance, less (b) if the Advance includes sums to be paid under the Construction Contract, retainage in an amount equal to ten percent (10%) of the amount of the Advance which represents sums owed under the Construction Contract ("Retainage"), less (c) the total amount of any Advances previously made by the Lender for such Direct Costs. Retainage shall be advanced by the Lender to the Borrower upon satisfaction of the conditions set forth in
Section 12.6. With respect to any other Direct Costs and all Indirect Costs, in no event shall any Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Lender, incurred by the Borrower or NECOM prior to the date of the Draw Request for such Advance, and theretofore paid or to be paid with the proceeds of such Advance, less the total amount of any Advances previously made by the Lender for such Direct Costs and Indirect Costs.

         2.4 Quality of Work. No Advance shall be due unless all work done at the date the Draw Request for such Advance is submitted is done in a good and workmanlike manner and without defects, as confirmed by the report of the Construction Inspector.

         2.5 Cost Overruns and Savings. If the Borrower becomes aware of any change in Project Costs which will increase or decrease a category or line item of Project Costs reflected on the Project Budget (as the Project Budget is revised from time to time and approved by the Lender), the Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised Project Budget. If the revised Project Budget indicates an increase in a category or line item of Project Costs, no further Advances need be made by the Lender unless and until the revised Project Budget so submitted by the Borrower is approved by the Lender. If the revised Project Budget indicates a decrease in a category or line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower or NECOM unless and until (a) the revised Project Budget so submitted by the Borrower is approved by the Lender, and (b) in the case of decreases in a category or line item of Direct Costs, the Borrower has furnished the Lender and the Construction Inspector with evidence satisfactory to them that the labor performed and materials supplied in connection with such category or line item of Direct Costs have been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

         2.6 Contingency Reserve. The amount allocated as Contingency Reserve in the Project Budget is not intended to be disbursed and will only be disbursed for non-budgeted expenditures upon the prior approval of the Lender. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Lender from withholding disbursement of any further portion of Contingency Reserve.

         2.7 Stored Materials. Any disbursement for the cost of any materials, furnishings, fixtures, machinery or equipment not yet incorporated into the Project ("Stored Materials") shall be contingent upon the Lender receiving satisfactory evidence that:

                  (a) the Stored Materials are components in a form ready for incorporation into NEON;

                  (b) the Stored Materials are stored at sites that are protected against theft and damage;

                  (c) the Stored Materials have been paid for in full or will be paid for with the funds to be disbursed and all lien rights or claims of the supplier have been released or will be released upon payment with disbursed funds;

                  (d) Lender has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials; and

                  (e) the Stored Materials are insured for an amount equal to their replacement cost.

         2.8 Withheld Portion. The parties agree that the Withheld Portion of the Loan is intended to be used to finance the extension of NEON into Boston, Massachusetts, subject to the conditions set forth in this Section. Notwithstanding anything to the contrary contained herein, the parties agree that Lender shall withhold the Withheld Portion of the Loan until (i) Lender receives approval from its Board of Directors to disburse the Withheld Portion, and (ii) Lender, Borrower and

NECOM have entered into agreements satisfactory to Lender governing disbursement of the Withheld Portion. If there occurs an Event of Default before all of the Withheld Portion is disbursed, Lender shall, without waiving or foregoing any other remedies, be entitled to apply the Withheld Portion towards completion of that portion of NEON contemplated by the Fiber and Duct Agreements. The remedy in this Section 2.8 is cumulative and not exclusive of Lender's other remedies under this Agreement.


3.       MAKING THE ADVANCES

         3.1 Draw Request. At such time as the Borrower shall desire to obtain an Advance of Loan proceeds (other than the Withheld Portion), the Borrower shall complete, execute and deliver to Lender the Borrower's Requisition in the form of Exhibit D attached hereto (hereinafter referred to as "Borrower's Requisition"). Each Borrower's Requisition shall be accompanied by the items listed on such form, and such other information, documentation and certifications as the Lender shall reasonably request.

         3.2 Notice and Frequency of Advances. Each Draw Request shall be submitted to Lender at least ten (10) days prior to the date of the requested Advance, and no more frequently than once each month.

         3.3 Deposit of Funds Advanced. The Borrower shall open and maintain a loan checking account with a financial institution covered by FDIC deposit insurance and otherwise satisfactory to Lender (the "Loan Checking Account"). Except as otherwise provided for in Sections 3.4 and 3.5 hereof; the Lender shall deposit the proceeds of each Advance into the Loan Checking Account.

         3.4 Advances to Contractor. Provided that there has been a Borrower's Requisition and no Event of Default, at its option, the Lender may make any or all Advances for Direct Costs incurred under the Construction Contract directly to Contractor for deposit in an appropriately designated special bank account, and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances to the Contractor and all such advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower. Lender shall provide Borrower with written notice of any direct payments made under this Section.

         3.5 Advances to Others. Provided that there has been a Borrower's Requisition and no Event of Default, at its option, the Lender may make Advances of portions of the proceeds of the Loan to any Person (except affiliates of the Lender) to whom the Lender in good faith determines payment is due and with whom the

Borrower is not in a dispute with respect to such payment, and any portion of the Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement. The execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower. Lender shall provide Borrower with written notice of any direct payments made under this Section.

         3.6 Advances Do Not Constitute a Waiver. No Advance made by the Lender shall constitute a waiver of any of the conditions to the Lender's obligation to make further Advances nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.


4.       THE NOTE: INTEREST AND MATURITY

         4.1 The Note. The obligation of the Borrower to pay the Loan plus accrued interest on the principal amount thereof, shall be evidenced by the Note. In the event the Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the Note upon receipt of an affidavit of loss reasonably acceptable to the Borrower. The Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Advances made under this Agreement.

         4.2 The Record. The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of the principal of the Note, an appropriate notation on the Lender's books and records reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on the Lender's books and records shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's books and records shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

         4.3 Interest on the Loan. The Loan shall bear interest until paid in full at the rate or rates set forth in the Note. Borrower promises to pay interest on the Loan in the manner and at the time set forth in the Note.

         4.4 Maturity. Subject to the following sentence, the Borrower promises to pay to the Lender on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all amounts of the Loan outstanding on such date, together with any and all accrued and unpaid interest thereon and fees and costs due thereunder. Notwithstanding anything to the contrary contained in the preceding sentence, in the event the Maine Public Utilities Commission ("MPUC") reduces the ceiling of capitalization imposed in its orders in Docket Nos. 95-092 and 97-410 to a level below $50,000,000, the Lender shall have the option of demanding payment on April 1, 1999 of any amounts of the Loan outstanding on April 1, 1999 that are necessary to cause Lender to be in compliance with the MPUC's requirements concerning Lender's capitalization. Lender shall have the option of demanding payment in full on April 1, 1999 if required by the MPUC. Lender shall use its best efforts to maintain the $50,000,000 ceiling through October 1, 2002.


5.       FEES: PAYMENTS AND COMPUTATIONS

         5.1 Fees. Borrower has agreed to pay Lender a $150,000 commitment fee, which shall be paid in full on or before the Closing Date.

         5.2 Funds for Payments.

                  (a) All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Documents shall be made to Lender at 83 Edison Drive, Augusta, Maine, 04336 or at such other location that the Lender may from time to time designate, in each case not later than 3:00 p.m. (Portland, Maine time) on the day when due in immediately available funds in lawful money of the United States.

                  (b) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than those calculated based on the net income of Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Lender represents that, as of the date of this Agreement, there are no such deductions. In the event the need for such deductions arises after the date of this Agreement, Lender will so inform the Borrower and Guarantors in writing, whereupon the Borrower and Guarantors shall have the option of prepaying the Loan in full, without penalty. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it under the Note or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable under the Note or under such other Loan Document, such additional amount as shall be necessary to enable the Lender to receive the same amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under the Note or under such other Loan Document.

         5.3 Computations. All computations of interest on the Loan shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the Note, whenever a payment thereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the Lender's books and records from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Lender in writing to the contrary.

         5.4 Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loan and all other overdue amounts payable under the Note or under any of the other Loan Documents shall bear interest payable on demand at the Default Rate until such amount shall be paid in full (whether before or after judgment).


6.       COLLATERAL SECURITY

         The Obligations shall be secured by a perfected mortgage lien on and security interest in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of those Security Documents to which the Borrower, NECOM or any Guarantor is a party. The payments under the Notes shall also be guaranteed pursuant to the terms of the Guaranties.


7.       CERTAIN RIGHTS OF LENDER

         7.1 Right to Retain the Construction Inspector. The Lender shall have the right to retain, at the Borrower's cost and expense, the Construction Inspector to perform the following services on behalf of the Lender:

                  (a) to review and advise the Lender whether in the opinion of the Construction Inspector, the Project Budget accurately reflects all Project Costs;

                  (b) to review and advise the Lender whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory for the intended purposes thereof;

                  (c) to make periodic inspections for the purpose of assuring that construction of NEON to date is in accordance with the Plans and Specifications and to approve the Borrower's then current Draw Request as being consistent with the Project Budget and the Borrower's obligations under this Agreement, and to advise the Lender of the anticipated cost of and time for completion of construction of NEON and the adequacy of any Contingency Reserve;

                  (d) to review and advise the Lender on any proposed change orders or construction change directives; and

                  (e) to review the Construction Contract and subcontracts, for the purpose of providing the Lender with an opinion as to the cost of construction to be incurred to complete NEON, and also for the purpose of assuring that all such subcontracts are for work required by the Plans and Specifications to be performed.

The reasonable fees of the Construction Inspector shall be paid by the Borrower. Neither the Lender nor the Construction Inspector shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector to perform its services properly, or (iii) any approval by the Construction Inspector of construction of NEON. Neither the Lender nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of NEON or the absence therefrom of defects.


8.       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         8.1 Organization; Authority; Etc.

                  (a) Organization: Good Standing. Each of the Borrower and NECOM (i) is a Massachusetts limited liability company and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and (ii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition or operations. NECOM has all requisite power under its organizational documents to own NEON. Each of the Borrower and NECOM has all requisite power under their respective organizational documents to conduct its business as now conducted and as presently contemplated.

                  (b) Authorization. The execution, delivery, and performance of this Agreement and the other Loan Documents to which the Borrower and NECOM are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and NECOM,
         (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and NECOM, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or NECOM is subject or any, judgment, order, writ, injunction, license or permit applicable to the Borrower or NECOM specifically naming Borrower or NECOM, (iv) do not conflict with any provision of the Borrower's or NECOM's certificate of organization, operating agreement, or any material agreement or other instrument binding upon, the Borrower or NECOM and do not require approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Deed and any other Security Documents in the appropriate public records with respect thereto.

                  (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or NECOM is or is to become a party will result in valid and legally binding obligations of each such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2      Title to NEON and the Collateral.

                  (a) Except for Permitted Liens listed on Schedule 8.2, each of the Borrower and NECOM hold good clear record and marketable title to such rights in NEON held in its name, and each owns the Collateral held in their respective names, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances, except the lien and security interests granted to Lender under the Security Documents.

                  (b) The Borrower or NECOM, as applicable, owns all of the assets reflected in its balance sheet delivered to Lender (except assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens listed on Schedule 8.2.

         8.3 Financial Statements. There has been furnished to the Lender a balance sheet of each of the Borrower and NECOM. Each such balance sheet fairly presents in all material respects the financial condition of the applicable entity as at the close of business on the date thereof. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower or NECOM known to Borrower which are not disclosed in said balance sheet and the related notes thereto other than the Obligations, and except as disclosed on
Schedule 8.3.

         8.4 No Material Changes, Etc. Since the effective date of such balance sheet, there has occurred no material adverse change in the properties, assets, financial condition or business of the Borrower or NECOM, in the judgment of the Lender, as shown on or reflected in such balance sheets, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or NECOM, as applicable (each, a "Material Adverse Effect").

         8.5 Franchises, Patents, Copyrights, Etc. Each of the Borrower and NECOM possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted 'without known conflict with any rights of others.

         8.6 Litigation. Except as disclosed on Schedule 8.6, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of Borrower and NECOM, threatened against the Borrower or NECOM before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect on such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will materially adversely affect the ability of the Borrower or NECOM to construct and to use NEON or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         8.7 No Materially Adverse Contracts, Etc. Neither the Borrower nor NECOM is subject to any provision in its certificate of organization or operating agreement or any statutory or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have materially adverse effect on its business, assets or financial condition. Neither the Borrower nor NECOM is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or NECOM.

         8.8 Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor NECOM is in violation of any provision of any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or a Material Adverse Effect.

         8.9 Tax Status. Each of the Borrower and NECOM (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Borrower knows of no basis for any such claim.

         8.10 No Event of Default. Nothing that would constitute an Event of Default has occurred and is continuing.

         8.11 Investment Company Act. Neither the Borrower nor NECOM is an "investment company", or an "affiliated company" or a principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.12 Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral owned by the Borrower or NECOM or (b) any other assets or property of the Borrower or NECOM or any rights relating thereto, except with respect to Permitted Liens and Mortgages listed on Schedule 8.2.

         8.13 Setoff, Etc. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. Except with respect to Permitted Liens listed on Schedule 8.2, the Borrower and NECOM are the owners of the Collateral (other than the membership interests of Mode 1 Communications, Inc. in Borrower and NECOM) free from any lien, security interest, encumbrance and any other claim or demand.

         8.14 Certain Transactions. Except as set forth on Schedule 8.14 hereto, none of the members, managers or employees of the Borrower or NECOM is presently a party to any transaction with the Borrower or NECOM (other than for services as employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any shareholder or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any shareholder, partner or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.15 Employee Benefit Plans; Pension Plans. Neither the Borrower nor NECOM maintains or directly contributes to any employee benefit plan or pension plan. The indirect involvement of Borrower or NECOM in any such plan is as described on Schedule 8.15 hereto.

         8.16 Environmental Compliance. The Borrower makes the following representations and warranties, to the best of its knowledge:

                  (a) Neither Borrower nor NECOM is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq., the Federal Clean Water Act, the Federal Clean Air Act, or any other state or local statute, regulation, ordinance, order or decree relating to human health, safety or the environment (hereinafter "Environmental Laws"), which violation involves any property currently owned or leased by the Borrower or NECOM or would result in a Material Adverse Effect.

                  (b) Neither Borrower nor NECOM has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, as amended,
         (ii) that any hazardous waste, as defined by 42

         U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33), or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency, or other third party has conducted or has ordered that the Borrower or NECOM conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                  (c) Except as set forth on Schedule 8.16 attached hereto: (i) no portion of any property currently owned or leased by the Borrower or NECOM has been used by the Borrower or NECOM for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of any property currently owned or leased by the Borrower or NECOM; (ii) in the course of any activities conducted by the Borrower or NECOM, no Hazardous Materials have been generated or are being used except in accordance with applicable Environmental Laws;
         (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a) "Release") or threatened Release of Hazardous Materials by the Borrower or NECOM on, upon, into or from any property currently owned or leased by the Borrower or NECOM, which Release would have a material adverse effect on the value of any of such property or any immediately adjacent properties; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any part of any property currently owned or leased by the Borrower or NECOM which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such property; and (v) any Hazardous Materials that have been generated on any part of such property by Borrower or NECOM have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's and NECOM's knowledge, operating in compliance with such permits and applicable Environmental Laws.

                  (d) No part of any property currently owned or leased by the Borrower or NECOM is presently expected to be subject to any environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         8.17 Condition of Property. No real or personal property owned or leased by the Borrower or NECOM nor any part of any of any such property is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

         8.18 Compliance with Requirements. The Plans and Specifications and construction of NEON pursuant thereto and the operation and maintenance of NEON contemplated thereby comply in all material respects with all Requirements.

         8.19 Project Approvals. Except as set forth on Schedule 8.19(a) hereto, the Borrower and NECOM have obtained all Project Approvals. All Project Approvals obtained by the Borrower or NECOM are listed and described on Schedule 8.19(b) hereto, and, to the best of Borrower's or NECOM's knowledge, have been validly issued and are in full force and effect. Borrower and NECOM have complied with all terms and conditions of the Project Approvals capable of being complied with prior to this date. The Borrower has no reason to believe that any of the Project Approvals not heretofore obtained by the Borrower or NECOM will not be obtained by the Borrower or NECOM in the ordinary course following completion of the construction of NEON in accordance with the Plans and Specifications.

         8.20 Construction Contract. The Construction Contract is in full force and effect and both NECOM and, to the best of Borrower's and NECOM's knowledge, the Contractor is in full compliance with its obligations under the Construction Contract. The work to be performed by the Contractor under the Construction Contract is the work called for by the Plans and Specifications, and all work required to complete NEON in accordance with the Plans and Specifications is provided for under the Construction Contract.

         8.21 Other Contracts. Except as set forth on Schedule 8.21, neither the Borrower nor NECOM has made any contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on NEON.

         8.22 Property Taxes: Special Assessments. There are no unpaid or outstanding property or other taxes or assessments on or against any property owned or leased by Borrower or NECOM or any part thereof which are payable by the Borrower or NECOM (except only property taxes not yet due and payable). The

Borrower has delivered to the Lender true and correct copies of all relevant property tax bills for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against any property owned or leased by Borrower. There are no betterment assessments or other special assessments presently pending with respect to any part of any property owned or leased by Borrower, and neither the Borrower nor NECOM has received any notice of any such special assessment being contemplated.

         8.23 Violations. Neither the Borrower nor NECOM has received any notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

         8.24 Plans and Specifications. The Borrower has made available for Lender 5 inspection the Plans and Specifications. The Plans and Specifications comply with all Requirements, all Project Approvals, and all restrictions, covenants and easements affecting NEON, and are ready for presentation to the Construction Inspector and such Governmental Authority as is required for construction of NEON.

         8.25 Project Budget. The Project Budget accurately reflects all Project Costs.

         8.26 Feasibility. Each of the Construction Schedule and the Disbursement Schedule is realistic, feasible and accurate as of the date hereof.

         8.27 Status of NEON. The Borrower makes the following representations and warranties concerning NEON:

                  (a) No Asbestos. No asbestos is located in NEON or on any property owned or leased by the Borrower or NECOM except as disclosed on Schedule 8.27(a).

                  (b) Compliance with Law. The portions of NEON presently constructed do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation, except for violations (i) that do not result in a Material Adverse Effect or (ii) that would result in the revocation of any permit or approval or require the demolition or replacement of any structure.

                  (c) No Required Real Property Consents, Permits Etc. Except as set forth on Schedule 8.27(c), neither the Borrower nor NECOM has received any notices of, nor has any knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), required for the maintenance, operation, servicing and use of NEON for its intended use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid. No such approvals, consents, permits or licenses, (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of any part of NEON pursuant to the Security Documents. There are no outstanding notices, suits, orders, decrees or judgments specifically naming Borrower or NECOM relating to zoning, building use and occupancy, fire, health, sanitation, or other violations affecting, against, or with respect to, NEON or any part thereof.

                  (d) Insurance. Neither the Borrower nor NECOM has received any notices from any insurer or its agent requiring performance of any work with respect to NEON or canceling or threatening to cancel any policy of insurance, and NEON, in its present state, complies in all material respects with the requirements of each of Borrower's and NECOM's insurance carriers.

                  (e) Eminent Domain. There are no pending eminent domain proceedings against NEON or any part thereof, and, to the Borrower's knowledge, no such proceedings are presently threatened or contemplated by any taking authority.

                  (f) Other Material Agreements: No Options. Except as listed on
         Schedule 8.27(f), there are no material agreements pertaining to NEON or the operation or maintenance thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Lender by the Borrower; and no person or entity has any right or option to acquire the Project or any portion thereof or interest therein, except as otherwise set forth in the Fiber and Duct Agreements.

         8.28 Effect of Draw Request. Each Draw Request submitted to the Lender as provided in Section 3.1 hereof shall constitute an affirmation that the representations and warranties contained in Section 8 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and unless the Lender is notified to the contrary, in writing, prior to the Drawdown Date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.


9.       AFFIRMATIVE COVENANTS OF THE BORROWER

         The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

         9.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Note, this Agreement and such other Loan Documents.

         9.2 Pursuit and Completion of Construction. The Borrower and NECOM will diligently pursue construction of NEON in accordance with the Construction Schedule, and will complete construction of NEON prior to the Completion Date, all in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting NEON, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, without deviation from the Plans and Specifications unless the Borrower obtains the prior written approval of the Lender. The Borrower or NECOM will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of NEON in accordance with the Plans and Specifications and in frill compliance with all restrictions, covenants and easements affecting the Project, all Requirements and all Project Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against NEON for any material, labor or other items furnished in connection therewith. The Borrower will furnish evidence of satisfactory compliance with this Section 9.2 to the Lender on or before the Completion Date.

         9.3 Correction of Defects. The Borrower will promptly correct or cause to be corrected all defects in NEON or any departure from the Plans and Specifications not previously approved by the Lender. The Borrower agrees that any Advance made by the Lender, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of the Lender, shall not constitute a waiver of the Lender's right to require compliance with this Section 9.3.

         9.4 Maintenance of Office. The Borrower will, and will cause NECOM to, maintain its chief executive office in Waltham, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         9.5 Records and Accounts. The Borrower will, and will cause NECOM to:
(a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties contingencies, and other reserves.

         9.6 Financial Statements, Certificates and Information. The Borrower will deliver to the Lender:

                  (a) as soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of the Borrower and NECOM, the balance sheet of the Borrower and NECOM at the end of such year, and the related statement of income, statement of changes in fund balances and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, audited by an independent certified public accountant acceptable to the Lender, together with a certification by the principal financial or accounting officer of the Borrower and NECOM (or of their manager) that the information contained in such financial statements fairly presents the financial position of the Borrower and NECOM on the date thereof;

                  (b) upon request by the Lender, as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of the Borrower and NECOM, copies of the unaudited balance sheet of the Borrower and NECOM as at the end of such quarter, and the related unaudited statement of income, and statement of cash flows for the portion of the Borrower and NECOM's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower and NECOM (or of their manager) that the information contained in such financial statements fairly presents the financial position of the Borrower and NECOM on the date thereof (subject to year-end adjustments).

                  (c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) above, a letter from the president or vice president of the manager of the Borrower and NECOM stating that, to such officer's knowledge, each of the Borrower and NECOM during such year has observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such letter.

                  (d) from time to time such other financial data and information as the Lender may reasonably request.

         9.7      Notices.

                  (a) Defaults. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is asking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or such Guarantor, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

                  (b) Environmental Events. The Borrower will promptly give notice to the Lender (i) of any violation of any Environmental Law that the Borrower or NECOM reports in writing or is reportable by any Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
         (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves NEON or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or NECOM or the Lender's liens or security interests pursuant to the Security Documents.

                  (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

                  (d) Notice of Nonpayment. The Borrower will immediately notify the Lender in writing if the Borrower or NECOM receives any written notice from any laborer, subcontractor or materialman to the effect that such laborer, subcontractor or material man has not been paid when due or any labor or materials furnished in connection with the construction of NEON.

                  (e) Notice of Litigation and Judgments. The Borrower will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting NEON or affecting the Borrower or any Guarantor or to which the Borrower or any Guarantor is or is to become a party involving an uninsured claim against the Borrower or such Guarantor that could reasonably be expected to have a materially adverse effect on the performance by the Borrower or such Guarantor of their respective obligations under the Loan Documents and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or NECOM in an amount in excess of $50,000.

         9.8 Existence; Maintenance of Project. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its and NECOM's existence as Massachusetts limited liability companies. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of NECOM. The Borrower (a) will cause all of its and NECOM's properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue, and will cause NECOM to continue to engage primarily in the businesses now conducted by them and in related businesses.

         9.9 Insurance; Bonds.

                  (a) The Borrower and NECOM will obtain and maintain, or will cause to be obtained and maintained, insurance with respect to NEON and the construction thereof as is customarily maintained by owners, operators and lessees of comparable telecommunications facilities and in any event carry and maintain and shall cause NECOM to carry and maintain at least the minimum insurance coverage set forth in this
         Section 9.9. All insurance carried pursuant to this Section 9.9 shall be written on such forms and with terms, conditions, limits and deductibles (or self-insured retentions) and placed with such financially sound and recognized insurers as shall be satisfactory to the Lender.

                  i. Borrower or NECOM shall carry and maintain the insurance required under the Security Deed.

                  ii. Borrower and NECOM shall carry and maintain (i) workers' compensation insurance in accordance with statutory provisions and (ii) employers' liability insurance with limits of not less than $ 1,000,000 including occupational disease coverage.

                  iii. Borrower and NECOM shall carry and maintain comprehensive or business automobile liability insurance covering owned (if any), non-owned, leased, or hired vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000.

                  iv. Borrower and NECOM shall carry and maintain comprehensive or commercial general liability insurance with a limit of not less than $ 1,000,000. Such coverage shall include, but not limited to premises/operations, explosion, collapse, underground hazards, sudden and accidental pollution, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability.

                  v. Borrower and NECOM shall carry and maintain umbrella liability insurance with a limit of not less than $24,000,000, supplementing the coverage from the policies required under subsections ii, iii, iv and v above.

                  (b) Endorsements. Any insurance carried and maintained in accordance with this Section 9.9 shall be endorsed as follows:

                  i. The Lender shall be an additional insured except on workers' compensation policies. It shall be understood that any obligation imposed upon Borrower and NECOM, including but not limited to the obligation to pay premiums, shall be the sole obligation of each of Borrower and NECOM and not that of the Lender. The Lender shall be named as loss payee, as its interest may appear, with regard to any claims payments made under the insurance required to be maintained pursuant to subsection (a)(i).

                  ii. with respect to the insurance required to be maintained pursuant to subsection (a)(i), the interests of the Lender shall not be invalidated by any action or inaction of the Borrower, or any other Person, and shall insure the Lender regardless of any breach or violation by NECOM or any other Person, of any warranties, declarations or conditions of such policies;

                  iii. the insurers thereunder shall waive all rights of subrogation against the Lender, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise;

                  iv. such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lender with respect to their interests as such in the facilities;

                  v. if such insurance is canceled for any reason whatsoever, except for nonpayment of premium, or any changes are initiated by the carrier which affect the interest of the Lender such cancellation or change shall not be effective as to the Lender until thirty
                           (30) days, except for non-payment of premium which shall be ten (10) days, after receipt by the Lender of written notice sent by registered mail from such insurer.

                  (c) Application of Payment. Except as provided in the Security Deed, all payments received by the Borrower or NECOM from any insurer with respect to loss or damage to NEON shall promptly be applied to the repair of NEON.

                  (d) Evidence of Insurance. At Closing Date, and at each policy renewal, but not less than annually, Borrower shall provide to Lender approved certification of all required insurance acceptable to the Lender. Such certification shall be executed by each insurer or by an authorized representative of each insurer. Such certificate shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required by Section 9.9. Upon request, Borrower shall furnish the Lender with copies of all insurance policies, binders, and cover notes or other evidence of such insurance required thereunder.

                  (e) No Duty of Lender to Verify. No provision of this Agreement of any provision of any other Loan Document shall impose on the Lender any duty or obligation to verify the existence or adequacy of the insurance coverage, nor shall the Lender be responsible for any representations or warranties made by thereof to any insurance company or underwriter. The Lender may, at its sole option, obtain any insurance, if not provided by the Borrower or NECOM, that Lender deems necessary and, in such event, the Borrower or NECOM shall reimburse the Lender, upon demand, for the reasonable cost thereof.

                  (f) The Borrower or NECOM will require the Contractor to obtain and maintain at all times during the construction of NEON the insurance required by the Construction Contract and such other insurance as may be reasonably required by the Lender (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor's equipment floater insurance, workmen's compensation insurance and employer liability insurance), all such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Lender, and to contain the written agreement of the insurer to give the Lender thirty (30) days prior written notice of cancellation, non-renewal, modification or expiration. The Borrower or NECOM will provide or will cause the Contractor to provide the Lender with certificates evidencing such insurance upon the request of the Lender.

         9.10 Taxes.

                  (a) The Borrower will pay or cause to be paid all taxes, assessments and other governmental charges imposed upon it or NECOM with respect to NEON or imposed upon NEON at the time and in the manner required by the Security Deed. The Borrower will promptly pay and discharge, or cause to be paid and discharged (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against NEON or any part thereof or might affect the first priority of the lien created by the Security Documents with respect to any Advance made or to be made by the Lender under this Agreement.

                  (b) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it or NECOM and their other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any part of NEON; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or NECOM, as applicable, shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.11 Inspection of NEON, Other Properties and Books.

                  (a) The Borrower shall permit or cause NECOM to permit the Lender and the Construction Inspector to visit and inspect NEON and all materials to be used in the construction thereof and will cooperate with the Lender and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); provided that this provision shall not be deemed to impose on the Lender or the Construction Inspector any obligation to undertake such inspections, and further provided that any such inspection shall not unreasonably disrupt the operations of the Borrower, including any construction then being performed.

                  (b) The Borrower shall permit or cause NECOM to permit the Lender at the Borrower's expense to visit and inspect any of the other properties of the Borrower or NECOM to examine the books of account of the Borrower and NECOM (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and NECOM with, and to be advised as to the same by their officers or their manager's officers, all at such reasonable times and intervals as the Lender may reasonably request; provided that the Borrower shall only be obligated to pay the expenses associated with one such investigation during any twelve (12) month period.

         9.12 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply, and will cause NECOM to comply, in all material respects, with: (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and all Requirements; (b) the provisions of its and NECOM's respective certificate of organization and operating agreement; (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of NECOM, the Construction Contract, and all restrictions, covenants and easements affecting NEON; (d) all applicable decrees, orders and judgments; and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including all Project Approvals.

         9.13 Project Approvals. The Borrower will promptly obtain, or cause to be obtained, all Project Approvals not heretofore obtained (including those listed and described on Schedule 8.19(a) hereto and any other Project Approvals which may hereafter become required, necessary or desirable) and will furnish the Lender with evidence that such Project Approvals have been obtained promptly upon its request. The Borrower will give, or will cause to be given, all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to construct NEON and to use, occupy and operate NEON following the completion of the construction. The Borrower will duly perform and comply, or will cause NECOM to perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project Approvals listed and described on Schedules 8.19(a) and 8.19(b) hereto.

         9.14 Use of Proceeds. The Borrower will cause the proceeds of the Loan to be used for the purpose of paying for Project Costs in accordance with the Project Budget, and such other costs as Lender may approve in writing.

         9.15 Project Costs. The Borrower will pay or cause to be paid all Project Costs in excess of the NEON Loan Amount, regardless of the amount.

         9.16 [Intentionally Deleted]

         9.17 NEON Contracts. The Borrower will cause all contracts entered into after the date hereof for the use of NEON to include language binding the other party in the event of Lender foreclosure in a similar manner to what is provided in a real estate nondisturbance, attornment and subordination agreement, and, at the request of Lender, will exert reasonable efforts to cause existing contracts to be amended to contain such language. The Lender shall have the right, and the Borrower hereby authorizes the Lender to communicate directly with such other parties to verify any information delivered to the Lender by the Borrower or NECOM concerning such contract or contracts.

         9.18 Laborers, Subcontractors and Materialmen. The Borrower will furnish, or cause to be furnished, to the Lender, upon request at any time, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and who are furnishing or have furnished labor or material to the construction of NEON or any part thereof, together with affidavits, or other evidence satisfactory to the Lender, showing that such parties have been paid all amounts then due for labor and materials furnished for the construction of NEON. The Borrower will also furnish to the Lender, at any time and from time to time upon demand by the Lender, lien waivers bearing a then- current date and prepared on a form satisfactory to the Lender from the Contractor and such subcontractors or materialmen as the Lender may designate.

         9.19 Further Assurance of Title. The Borrower will further assure title as follows: If at any time the Lender or the Lender's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Documents as a first lien or security interest on NEON, then the Borrower shall, within ten (10) days after written notice from the Lender, do all things and matters reasonably necessary, to assure to the satisfaction of the Lender and the Lender's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Documents as a first lien or security interest on NEON, and the Lender, at its option, may decline to make further Advances hereunder until the Lender has received such assurance, but nothing in this Section 9.19 shall limit the Lender's right to require endorsements extending the effective date of the Title Policy as herein set forth.

         9.20 Publicity. The Borrower will permit the Lender to obtain publicity in connection with the construction of NEON through press releases and participation in such events as ground breaking and opening ceremonies. The Borrower will give the Lender ample advance notice of such events and will cooperate with and provide to the Lender as much assistance as reasonably possible in connection with obtaining such publicity. Borrower shall have the right to approve any press releases, such approval not to be unreasonably withheld. The parties shall use their best efforts to keep the terms of this Agreement confidential at all times.

         9.21 Sign Regarding Construction Financing. If requested by the Lender, the Borrower will cause, at its reasonable cost and expense, a sign to be erected and maintained on a suitable and permitted location, such sign indicating that the construction financing for the Project is being provided by the Lender, such location and sign to be subject to the approval of the Lender.

         9.22 Further Assurances.

                  (a) Regarding Construction. The Borrower will furnish or cause to be furnished to the Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms this Agreement or the other Loan Documents, all at the Borrower's expense.

                  (b) Regarding Preservation of Collateral. The Borrower will execute and deliver or cause to be executed and delivered to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may require.

                  (c) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents. In particular and without limiting the generality of the foregoing, Borrower and NECOM shall execute such amendments to the Loan Documents and supplemental documents, including the Security Deed, as Lender may reasonably require in connection with the Second Disbursement and Advances thereafter.


10.      NEGATIVE COVENANTS OF THE BORROWER

         The Borrower and NECOM covenant and agree that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

         10.1 Restriction on Change Orders. Neither the Borrower nor NECOM will cause, permit or suffer to exist any deviations from the Plans and Specifications and will not approve or consent to any change order or construction change directive in an amount in any one instance exceeding $75,000 and in the aggregate exceeding $250,000 without the prior approval of (i) the Lender, which approval shall not be unreasonably withheld, and (ii) the surety company or companies, if any, issuing any Payment and Performance Bonds, if the failure to obtain such approval could relieve such surety from any obligation under such bonds.

         10.2 Restrictions on Easements, Covenants and Restrictions. Except as listed on Schedule 8.2, and, other than leases in the ordinary course of business, the Borrower and NECOM will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to any part of NEON or the use of NEON or any part thereof without (i) submitting to the Lender the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender.

         10.3 No Amendments, Terminations or Waivers.

                  (a) The Borrower and NECOM will not permit the Construction Contract, or any of the terms and conditions thereof, to be amended, supplemented or otherwise modified, whether by change order or otherwise, without in each case the prior written approval of the Lender, and of any surety or surety companies issuing any Payment and Performance Bonds, if the failure to obtain such approval could relieve such surety from any obligation under such bonds.

                  (b) The Borrower and NECOM will not, directly or indirectly, terminate or cancel or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under the Construction Contract.

                  (c) The Borrower and NECOM will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations of any other party under the Construction Contract.

         10.4 Sale and Leaseback. The Borrower will not, and will not permit NECOM to, enter into any arrangement, directly or indirectly, whereby the Borrower or NECOM shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or NECOM intends to use for substantially the same purpose as the property being sold or transferred.

         10.5 Compliance with Environmental Laws. The Borrower and NECOM will not do or permit to be done any of the following: (a) use any property owned or leased by the Borrower or NECOM or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials in contravention of any law, ordinance or regulation; (b) cause or permit to be located on any portion of such property any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws; (c) generate any Hazardous Materials on any portion of such property except in full compliance with Environmental Laws; or (d) conduct any activity at any property owned or leased by the Borrower or NECOM or use any portion of such property in any manner so as to cause a Release.

         10.6 Financial Covenants. Borrower and NECOM covenant and agree that so long as the Loan is outstanding, neither will incur capital expenditures in any fiscal year in excess of $100,000 in the aggregate (exclusive of approved items in the Project Budget).

         10.7 Limitation on Indebtedness. Without the prior written consent of the Lender, Borrower and NECOM shall not create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness with respect to the Loan;

                  (b) Indebtedness incurred pursuant to any other document evidencing the Loan;

                  (c) Indebtedness outstanding on the closing date of the Loan and listed on Schedule 10.7(c) hereto; and

                  (d) any other indebtedness of the Borrower or NECOM, including capitalized leases, incurred in the ordinary course of business, in an amount not to exceed, in any one instance, $50,000 and, in the aggregate, $100,000.

         10.8 Limitation on Liens. Borrower and NECOM shall not create, incur, assume or suffer to exist any lien upon the Project or upon any of its respective property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens. For purposes of this Agreement, Permitted Liens include those liens listed on Schedule 8.2 hereto.

         10.9 Limitation on Liabilities and Contingent Obligations. Borrower and NECOM shall not create, incur, assume or suffer to exist any liability or contingent obligation except:

                  (a) contingent obligations of the Borrower or NECOM in existence on the closing date and listed on Schedule 10.9 (a) hereto; and

                  (b) contingent obligations of the Borrower or NECOM, incurred in the ordinary course of business, in an amount not to exceed, in the aggregate, $100,000 as to each.

         10.10 Limitations on Fundamental Changes. Borrower and NECOM shall not enter into any transaction of merger or consolidation or amalgamation, any operation and management agreement (other than with MaineCom Services), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, except as otherwise permitted herein, or any interest therein, or enter into any transaction to acquire by purchase or otherwise (except as a contribution to its capital) any of the business, property or fixed assets of, or any stock or other evidence of beneficial ownership of, any entity, in each case without the prior written consent of the Lender.

         10.11 Limitation on Sale of Assets. Borrower and NECOM shall not convey, sell, lease (except leases in the ordinary course of business), assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired except obsolete or worn out property disposed of in the ordinary course of business or immaterial property no longer useful in its business.

         10.12 Limitation on Leasing. Borrower and NECOM shall not incur, create, assume or suffer to exist any lease of property, real or personal, whether pursuant to a financing lease or an operating lease, whether as lessor or lessee, except:

                    (a) leases listed on Schedule 10.12 hereto and replacement leases for comparable assets at prevailing market rates;

                    (b) leases of property (i) immaterial to the business, operations or financial condition of Borrower or NECOM or (ii) in the ordinary course of Borrowers and NECOM's business, in either case under which Borrower or NECOM is the lessor; and

                    (c) as lessee under leases which are not financing leases, provided that the aggregate net present value of payments under all such leases, determined in accordance with GAAP, at any time shall not exceed $100,000, based on a discount rate of 10% per annum.

         10.13 Limitation on Dividends and Distributions. So long as the Loan shall be outstanding, Borrower and NECOM shall not, without the prior written consent of the Lender, declare any dividend on, or make any payment or distribution on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, ownership interests in the Borrower or NECOM, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property.

         10.14 Limitation on Investments, Loans and Advances. Borrower and NECOM shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any entity, except (a) extensions of trade credit in the ordinary course of business; (b) investments in cash equivalents; (c) as contemplated by the Loan Documents; and (d) with the prior written consent of the Lender.

         10.15 Limitation on Optional Payments and Modification of Debt Instruments. Borrower and NECOM shall not make any optional payment or prepayment on or redemption of any indebtedness other than the Loan without the prior written consent of the Lender.

         10.16 Transactions with Affiliates. After the Closing Date, Borrower and NECOM shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service with any affiliate unless such transactions are in the ordinary course of Borrower's or NECOM's business and are upon fair and reasonable terms no less favorable to Borrower or NECOM, as the case may be, than it would obtain in a comparable arm's length transaction with an entity not an affiliate.

         10.17 Payments on Inter-Company Indebtedness. After the Closing Date, Borrower and NECOM shall not make any payment on any indebtedness of any affiliate of Borrower or NECOM if; after giving effect thereto, a default or event of default under the Loan Documents would arise therefrom or otherwise be in existence.

11.      CONDITIONS TO INITIAL DISBURSEMENT

         The obligation of the Lender to make the Initial Disbursement shall be subject to the satisfaction of the following conditions precedent:

         11.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed original of each such document. Those Security Documents that are required to be filed in public offices to perfect the liens contemplated hereunder shall have been filed in all of such offices.

         11.2 Construction Documents. The Construction Contract shall be in full force and effect, and shall be in form and substance satisfactory to the Lender. The Lender shall have received a certified or a fully executed copy of each such document.

         11.3 Subcontracts. The Borrower shall have delivered to the Lender, and the Lender shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, will be supplying labor or materials for the construction of NEON, and if requested, correct and complete photocopies of all executed subcontracts and contracts.

         11.4 Other Contracts. The Borrower shall have delivered to the Lender correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the construction of the unfinished portions of NEON, and of all development, management, brokerage, sales or leasing agreements for NEON.

         11.5 Certain Undertakings of the NU Entities. The NU Entities shall have agreed in writing (i) to file with the utility regulatory authorities in Connecticut, Massachusetts and New Hampshire (A) applications for authority to grant the Easement to NECOM and (B) applications for authority to transfer to NECOM those portions of NEON built before the Initial Disbursement; (ii) to obtain nondisturbance agreements in form and substance satisfactory to Lender with each of the NU Entities' indenture trustees who holds a mortgage lien on the transmission and distribution system on which NEON will be located; and
(iii) to amend the Fiber and Duct Agreements as contemplated by Section 12.11 below.

         11.6 Certified Copies of Organizational Documents: Good Standing Certificates. The Lender shall have received from the Borrower and each Guarantor (a) a copy, certified as of a recent date by its secretary or the duly authorized officer of its manager to be true and complete, of its operating agreement (for limited liability companies) or bylaws (for corporations), as in effect on such date of certification, (b) a copy of its charter document certified as of a recent date by the relevant Secretary of State, and (c) a certificate by the Secretary of State of its domicile, dated as of a recent date, stating that it is in legal existence and good standing, and (d) certificates of good standing as a foreign limited liability company or corporation, as the case may be, dated as of a recent date, from the Secretary of State of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition or operations.

         11.7 Resolutions. All action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other

Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower and each Guarantor true copies of the resolutions adopted by its governing body authorizing the transactions described herein, each certified by a secretary or comparable officer as of a recent date to be true and complete.

         11.8 Authorized Signers. [Intentionally Omitted]

         11.9 Validity of Liens. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security, interest in the Collateral, subject only to Permitted Liens. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

         11.10 Deliveries. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

                    (a) Insurance. Duplicate originals or certified copies of all policies of insurance required hereunder or under the Security Deed to be obtained and maintained by the Borrower and NECOM during the construction of NEON, and certificates of insurance evidencing the insurance required by Section 9.9 to be obtained and maintained by the Contractor.

                    (b) Evidence of Sufficiency of Funds. Evidence that the proceeds of the Loan will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete NEON prior to the Completion Date.

                    (c) Evidence of Project Approvals. Evidence as to the obtaining of all Project Approvals which are required, necessary or desirable for the construction of NEON and the access thereto, except as disclosed on Schedule 11.10 (a) hereto.

                    (d) Environmental Report. At the option of Lender, an environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of NEON in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

                    (e) Taxes. Evidence of payment of all real estate taxes and municipal charges on the Project which were due and payable prior to the Closing Date.

                    (f) Such other items as are shown on the Closing Agenda attached hereto as Schedule 11.10(f).

         11.11 Legal Opinions. The Lender shall have received favorable opinions in form and substance satisfactory to the Lender and the Lender's counsel, addressed to the Lender and dated as of the Closing Date, from counsel reasonably acceptable to Lender, in form and substance satisfactory to Lender and its counsel.

         11.12 Lien Search. The Lender shall have received a certification from a Person satisfactory to the Lender (which shall be updated from time to time at the Borrower's expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral other than Permitted Liens.

         11.13 Notices. All notices required by any Governmental Authority under applicable Requirements to be filed prior to commencement of construction of the unfinished portions of NEON shall have been filed.

         11.14 Fees. The Borrower shall have paid to the Lender the commitment fee pursuant to Section 5.1.

         11.15 Representation and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall also be true and correct in all respects on the Closing Date.

         11.16 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender's counsel in form and substance, and the Lender shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Lender and the Lender's counsel may reasonably require.

12.      CONDITIONS OF THE SECOND DISBURSEMENT AND SUBSEQUENT ADVANCES

         The obligation of the Lender to make the Second Disbursement and any subsequent Advances after the Second Disbursement shall be subject to the complete satisfaction of all of the following conditions precedent:

         12.1 Conditions Satisfied. All conditions precedent to the Initial Disbursement and any prior Advance shall continue to be satisfied as of the Drawdown Date of any subsequent Advance.

         12.2 Performance; No Default. The Borrower and NECOM shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Advance, and on the Drawdown Date of such Advance there shall exist no Default or Event of Default.

         12.3 Representations and Warranties. Each of the representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith after the date thereof shall have been true and correct in all respects on the date on when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not adverse).

         12.4 No Damage. NEON shall not have been materially injured or damaged by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the judgment of the Lender to effect the satisfactory restoration of NEON and to permit the completion thereof on or prior to the Completion Date.

         12.5 Receipt by Lender. The Lender shall have received a Draw Request complying with the requirements hereof, including those set forth in Section 3.1, with all attachments thereto being in form and substance satisfactory to the Lender, and the Contractor shall have duly executed and delivered to the Lender a consent to the assignment of the Construction Contract, in form and substance satisfactory to the Lender.

         12.6 Release of Retainage. In addition to the conditions hereinbefore set forth in this Section 12, the Lender's obligation to make any Advance of Retainage shall be subject to receipt by the Lender of the following:

                    (a) Project Approvals. Evidence satisfactory to the Lender that all Project Approvals have been obtained from, all notices given to, and all such other actions taken with respect to, such Governmental Authority as may be required under applicable requirements for the permanent operation and maintenance of NEON for its intended use, together with copies of all such Project Approvals.

                    (b) Approval by Construction Inspector. Notification from the Construction Inspector to the effect that NEON has been completed in a good and workmanlike manner in accordance with the Plans and Specifications.

                    (c) [Intentionally Omitted]

                    (d) Certificate of NECOM. A certificate of NECOM that NEON has been completed in accordance with the Plans and Specifications and that NEON complies with all applicable Requirements and Project Approvals and are in all respects (except for work to be performed by users) ready for use.

                    (e) Payment of Costs. Evidence satisfactory to the Lender that all sums due in connection with the construction of NEON have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of NEON or the supplying of labor, material, and/or services in connection therewith.

                    (f) Final Lien Waivers. Final lien waivers (on AIA Document G706 or other form satisfactory to the Lender) from the Contractor and such laborers, subcontractors and materialmen as may be requested by the Lender, duly executed and notarized.

                    (g) Consent by Surety. Evidence satisfactory to the Lender that the surety company or companies issuing any Payment and Performance Bonds have consented to final payment to the Contractor or any subcontractor named as principal therein.

                    (h) Warranties. Copies of the warranties issued to NECOM by subcontractors and manufacturers for labor performed and materials supplied in connection with the construction of NEON.

                    (i) Insurance. Duplicate original or certified copies of all policies of insurance required hereunder or under the Security Deed to be obtained and maintained following completion of construction of NEON.

         12.7 The date as of which the Lender makes the final Advance of Retainage pursuant to Section 12.6 above (the "Completion Date") shall be no later than twenty-four months from the Closing Date.

         12.8 Construction Inspector Report. If requested by Lender at any time after the Initial Disbursement, the Lender shall have received a report or written confirmation from the Construction Inspector satisfactory to Lender in its sole discretion that (a) the Construction Inspector has reviewed the Plans and Specifications, (b) the Plans and Specifications have been reviewed and approved by each Governmental Authority to which the Plans and Specifications are required under applicable Requirements to be submitted, (c) the Construction Contract satisfactorily provides for the construction of the unfinished portions of NEON and (d) in the opinion of the Construction Inspector, construction of NEON can be completed on or before the Completion Date for an amount not greater than the amount allocated for such purpose in the Project Budget.

         12.9 Commission Approvals and Recorded Copy of the Easement. Attested copies of the orders of each of the utility commissions in Connecticut, Massachusetts and New Hampshire approving the grant of the Easement and approving of the transfer of NEON to NECOM, together with copies of the Easement, to be recorded in each public office where the Easement is required by law to be recorded. The orders and the Easement shall be satisfactory to Lender in its sole discretion. Borrower and/or NECOM shall at all times diligently pursue the recording of the Easement in all such public offices.

         12.10 Nondisturbance Agreements. Executed nondisturbance agreements with any party having a mortgage on or other security interest in the Structures, Duct System or Cable (as such terms are defined in the Fiber and Duct Agreements), or the equivalent acceptable to Lender in its sole discretion.

         12.11 Amendment of Fiber and Duct Agreements: Certain Undertaking of the NU Entities. The Fiber and Duct Agreements shall have been amended as follows: (a) to provide that the time for construction of the Project covered by the Fiber and Duct Agreements shall be extended to at least sixty (60) months;
(b) with respect to the transmission and distribution system covered by the Fiber and Duct Agreements, to provide Borrower, as much as possible, with the rights of a lessee under the Bankruptcy Code; and (c) to provide for transfer of NEON, including existing Segments (as defined in the Fiber and Duct Agreements) and Segments yet to be built, to NECOM. Such amendment shall be to Lender's satisfaction in its sole discretion.

         12.12 Sales and Marketing Plan and Construction Management Plan. Borrower and NECOM shall have delivered a sales and marketing plan and a construction management plan for NEON satisfactory to Lender in all respects.

         12.13 Financial Condition of Borrower and NECOM: Feasibility of NEON. Lender shall be satisfied in its sole and absolute discretion that (i) there has been no adverse change in the financial condition of Borrower, NECOM or any Guarantor, (ii) that NEON is still feasible, and (iii) no condition or circumstance has occurred, and there is no threat of any condition or circumstance occurring, that could adversely affect Borrower, NECOM, any Guarantor or NEON.

13.      EVENTS OF DEFAULT AND REMEDIES

         13.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

                    (a) any failure by the Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note, which failure is not cured within seven (7) days of the day for performance; or

                    (b) any failure by the Borrower or NECOM to pay as and when due and payable any interest on or principal of or other sum payable under any other loan not cured within any applicable grace period; or

                    (c) [Intentionally Deleted]

                    (d) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement, other than as specified in (a) above, and such further continuance for a period of ten (10) days after notice thereof from the Lender; or

                    (e) title to the Collateral becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), other than Permitted Liens, or any termination of the Easement or the Fiber and Duct Agreements, and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

                    (f) [Intentionally Deleted]

                    (g) NEON is not completed by the Completion Date or, in the reasonable judgment of the Lender, construction of NEON will not be completed by the Completion Date; or

                    (h) NEON or any part of it is materially injured by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the reasonable judgment of the Lender to effect the satisfactory restoration of such part of NEON and to permit the completion of NEON on or prior to the Completion Date; or

                    (i) NEON or any part of it is subject to a Taking which cannot be remedied by substitution of other property or rights satisfactory to Lender in all respects, such substitution occurring within sixty (60) days of such Taking; or

                    (j) [Intentionally Deleted]

                    (k) [Intentionally Deleted]

                    (l) any Guarantor denies such Guarantor has any liability or obligations under the Guaranty or any other Loan Document to which any Guarantor is subject, or shall notify the Lender of the Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition and agreement under the Guaranty; or

                    (m) any representation or warranty made or deemed to be made by or on behalf of the Borrower or the Guarantors in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, Draw Request, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date of when made or deemed to be made or repeated; or

                    (n) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or NECOM, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower or NECOM other than as permitted under the terms of this Agreement; or

                    (o) any suit or proceeding shall be filed against the Borrower or any Guarantor or NEON which would have a material adverse effect on the ability of the Borrower or such Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

                    (p) any failure by the Borrower or NECOM to obtain any Project Approvals, or the revocation or other invalidation of any Project Approvals previously obtained, unless Borrower or NECOM is able to substitute any Project Approval that is revoked or invalidated within a reasonable time after the date of revocation or invalidation, provided Borrower or NECOM, ass the case may be, makes a good faith effort to replace such Project Approval and the pursuit of such replacement Project Approval does not cause a delay in the Project schedule; or

                    (q) the Borrower or any Guarantor shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against the Borrower or any Guarantor in any involuntary petition in bankruptcy, under Title 11 of the United States Code, or the Borrower or any Guarantor shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the Borrower or any Guarantor shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Borrower or any Guarantor, respectively, or of all or any substantial part of its respective property or the Borrower or any Guarantor shall make an assignment for the benefit of creditors, or the Borrower or any Guarantor shall fail generally to pay its debts as such debts become due, or the Borrower or any Guarantor shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

                    (r) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

                    (s) any uninsured final judgment in excess of $250,000 shall be rendered against the Borrower or any Guarantor other than Mode I and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, which in Lender's sole discretion adversely affects the Collateral or Borrower's ability to repay the Loan; or

                    (t) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the prior written approval of the Lender, or any action at law, suit inequity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the Guarantor which is a party thereto or any of their respective members, stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                    (u) any failure by the Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after written notice thereof from the Lender; or

                    (v) any "Event of Default", as defined in any of the other Loan Documents, shall occur.

         13.2 Termination of Commitment and Acceleration. If any one or more of the Events of Default shall occur, the Lender may by written notice to the Borrower declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lender shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if any one or more of the Events of Default specified in Sections 13.1(q) or 13.1(r) shall occur, the Lender's obligations to make Advances hereunder automatically shall so terminate and all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Lender.

         13.3 Completion of Project. If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have terminated its obligations to make Advances and accelerated the maturity of the Loan pursuant to Section 13.2, the Lender, if the construction of NEON has not been fully completed, may cause NEON to be completed and may enter upon any property owned or leased by the Borrower or NECOM and construct, equip and complete NEON in accordance with the Plans and Specifications, with such changes therein as the Lender may, from time to time, and in its sole discretion, deem appropriate. In connection with any construction of NEON undertaken by the Lender pursuant to the provisions of this Section 13.3, the Lender may:

                    (a) use any funds of the Borrower, including any balance which may be held by the Lender as security or in escrow, and any funds remaining unadvanced under the Loan;

                    (b) employ existing contractors, subcontractors, agents, engineers, and the like, or terminate the same and employ others;

                    (c) employ security watchmen to protect Collateral;

                    (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the judgment of the Lender, be necessary or desirable;

                    (e) take over and use any, and all Collateral contracted for or purchased by the Borrower or NECOM, if appropriate, or dispose of the same as the Lender sees fit;

                    (f) execute all applications and certificates on behalf of the Borrower or NECOM which may be required by any Governmental Authority or Requirements or contract documents or agreements;

                    (g) pay, settle or compromise all existing or future bills and claims which are or may be liens against NEON, or may be necessary for the completion of NEON or the clearance of title to NEON;

                    (h) complete the marketing of the Project, enter into new agreements with customers of Borrower and NECOM, and modify or amend existing agreements, all as the Lender shall deem to be necessary or desirable;

                    (i) prosecute and defend all actions and proceedings in connection with the construction of NEON or in any other way affecting NEON and take such action and require such performance as the Lender deems necessary under any Payment and Performance Bonds; and

                    (j) take such action hereunder, or refrain from acting hereunder, as the Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 13.3.

The Borrower shall be liable to the Lender for all costs paid or incurred for the construction equipping and completion of NEON, whether the same shall be paid or incurred pursuant to the provisions of this Section 13.3 or otherwise, except to the extent any such cost is paid or incurred in bad faith, and all payments made or liabilities incurred by the Lender hereunder of any kind whatsoever shall be deemed Advances made to the Borrower under this Agreement and shall be secured by the Security Deed and the other Security Documents. To the extent that any costs so paid or incurred by the Lender, together with all other Advances made by the Lender hereunder, exceed the NEON Loan Amount, the amount of such excess costs shall be added to the NEON Loan Amount, and the Borrower's obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Security Deed and the other Security Documents. In the event the Lender takes possession of NEON and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not NEON shall have been completed. For the purpose of this Section 13.3, the construction, equipping and completion of NEON shall be deemed to include any action necessary to cure any Event of Default by the Borrower or any Guarantor under any of the terms and provisions of any of the Loan Documents.

         13.4 Other Remedies. If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to
Section 13.2, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         13.5 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any moneys in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such moneys shall be distributed for application as follows:

                    (a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such moneys by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such moneys;

                    (b) Second, to all other Obligations in such order or preference as the Lender may determine; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                    (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(l)(c) of the Uniform Commercial Code of the State of Maine; and

                    (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         13.6 Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 13, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 13, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

         13.7 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

14.      SETOFF

         Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing, or hereafter arising, of the Borrower to the Lender.

15.      EXPENSES

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Security Deed, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender in connection with this Agreement and the transactions contemplated hereby after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all Appraisal fees, and surveyor fees), (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender, and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, Project managers, appraisers, investment bankers or other experts retained by the Lender) in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Guarantor or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or such Guarantor, and (f) all fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

16.      INDEMNIFICATION

         The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of NEON whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Borrower or NECOM of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, (f) the Borrower or any Guarantor entering into or performing this Agreement or any of the other Loan Documents or (g) with respect to the Borrower or NECOM and its properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to Project), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel; provided, however, that this indemnification shall not apply to any claim, action, or suit, liability, loss, damages or expense to the extent caused by the willful act of the Lender. The obligations of the Borrower under this
Section 16 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that, the obligations of the Borrower under this
Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

17.      LIABILITY OF THE LENDER

         No action shall be commenced by the Borrower for any claim against the Lender under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to the Lender within fifteen (15) days after the occurrence of the event or within fifteen (15) days after the Borrower has acquired knowledge of the occurrence of the event which the Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim. The liability of the Lender to the Borrower for any breach of the terms of this Agreement by the Lender shall not exceed a sum equal to the amount which the Lender shall be determined to have failed to advance in consequence of a breach by the Lender of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Note for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by the Lender to the date when the Advance is, in fact, made by the Lender, and, upon the making of any such payment by the Lender to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement. In no event shall the Lender be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefor being expressly waived by the Borrower.

18.      RIGHTS OF THIRD PARTIES

         All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower or NECOM of NEON or the absence therefrom of defects.

19.      SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or the Guarantors pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantors hereunder.

20.      PARTICIPATION; ETC.

         20.1 Participations. The Lender may sell participations to one or more Persons in all or any portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower or under any other Loan Document to any Guarantor and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

         20.2 Pledge by the Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any Person. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

         20.3 No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

21.      RELATIONSHIP

         The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

22.      NOTICES

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 22 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:


         If to the Lender:          Central Maine Power Company
                                    83 Edison Drive
                                    Augusta, Maine 04336
                                    Attn: Treasurer


         With a copy to:            Kimball L. Kenway, Esq.
                                    Curtis Thaxter Stevens Broder & Micoleau LLC
                                    One Canal Plaza
                                    P.O. Box 7320
                                    Portland, Maine 04112

         If to the Borrower and/or
         NECOM:                     FiveCom LLC/NECOM LLC
                                    c/o FiveCom, Inc., Manager
                                    391 Totten Pond Road, Suite 401
                                    Waltham, Massachusetts 02154
                                    Attn: President

         With a copy to:            Alexander A. Bernhard, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109

         Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days, prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to special as its address any other address within the United States of America.

23.      GOVERNING LAW

         This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the State of Maine and shall for all purposes be construed in accordance with and governed by the laws of said State (excluding the laws applicable to conflicts or choice of law).

24.      CONSENT TO JURISDICTION; WAIVERS

         THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MAINE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE CONSTITUTION OF THE UNITED STATES AND THE CONSTITUTIONS AND LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY AND (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF MAINE OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF MAINE.

25.      HEADINGS

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

26.      COUNTERPARTS

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

27.      ENTIRE AGREEMENT

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. There are no implicit or oral understandings or agreements not fully and accurately set forth in this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 28. It is understood and agreed that no officer or employee of Lender has any authority to modify, alter or amend this Agreement orally. It is further understood and agreed that at no time will any oral agreement that is inconsistent with the terms of this Agreement be enforceable against Lender. Borrower acknowledges that it and its counsel have had an opportunity to review this Agreement.

28.      CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the Lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver thereof. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

29.      TIME IS OF THE ESSENCE

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

30.      SEVERABILITY

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

31.      COMPLETION GUARANTEE

         31.1 Borrower hereby guarantees the prompt performance and completion when due of all of the construction and work required of Contractor under the Construction Contract and the prompt payment when due of all costs, expenses and other billings pertaining to the design, construction and completion of NEON as the same now is contemplated and as the same may be increased by modifications and amendments to the Construction Contract and the Plans and Specifications therefor, including all overruns in such costs, expenses and billings, however the same may be caused; such costs, expenses and billings to include not only the cost of the Contractor and all other contractors, materialmen, suppliers, professional and other services, governmental taxes and assessments upon the Project, premiums for casualty and other insurance policies required by the Lender, but also all costs pertaining to finally completing NEON so that it complies with all applicable laws and ordinances and is ready for operation.

         31.2 This shall be a continuing, unconditional and absolute guaranty without defenses whatsoever. Borrower hereby waives notice of acceptance of this guaranty, notice of any advance, credit given or other transaction resulting, or which may result, in any obligation of the Borrower to the Lender under the terms hereof, and in addition, waives presentment, demand, protest, notice of dishonor, notice of any nonperformance or other default, and hereby waives recourse to all suretyship defenses generally, including, but not limited to,
(a) extensions of time, any forbearance, any waiver, and any other indulgences which may be granted by the Borrower, the Lender or any other person or party, to the Contractor, or to any other party liable under the Construction Contract, or to any subcontractors or materialmen, (b) extensions of time, any forbearance, any waiver, and other indulgences which may be granted by the Lender, or any other person or party related to or associated with the Borrower, (c) any modifications or amendments to the Construction Contract or to the Plans and Specifications or to any other documents to which the Construction Contract may refer, which modifications or amendments may be made without notice to or consent of the Borrower, (d) any act or omission to act by or on behalf of the Lender or other person or party, (e) any release of security, whether intentional or unintentional, (f) any release of any liable party or parties to the Construction Contract, whether intentional or unintentional, and (g) the invalidity, unenforceability or failure of priority, in whole or in part, by any security or other guaranty taken or to be taken by the Lender for the performance of the obligations guaranteed hereby.

         31.3 The Borrower hereby grants to the Lender full power in its uncontrolled discretion, and without notice to the Borrower, to deal in any manner with the obligations guaranteed hereby and with any security therefor. The Lender shall not be required to make any demand upon or pursue or exhaust any recourse or remedies which it may have against the Contractor, or against any other persons or parties or against any property mortgaged or pledged as security for repayment of the Note, but upon nonperformance of or breach in the Contractor's obligations under the Construction Contract or upon nonpayment of construction or other costs or expenses as aforesaid, the Lender hereof may immediately enforce payment or performance, or both, from the Borrower pursuant to this Agreement.

         31.4 The Borrower hereby waives any right to extension or to exoneration and waives contribution from any co-surety or any security taken by the Lender for the performance of the obligations guaranteed hereby and defers any rights of subrogation until all the obligations guaranteed hereby are duly performed in full, and the Borrower defers any right to reimbursement from responsible parties until all of the obligations guaranteed hereby are duly performed in full.

32.      ISSUANCE AND EXPIRATION OF WARRANT AND RELATED ANTI-DILUTION SHARES.

         At the Closing, Borrower shall issue to Lender a warrant in the Borrower amounting to a five percent (5%) ownership interest in the Borrower, in consideration of a payment of $1.00 from Lender to Borrower, such warrant to be in the form attached hereto as Exhibit E hereto. The parties agree that the fair market value of such warrant as of the date hereof is $532,803. The warrant shall expire as provided in Section 1.2 thereof.

         By its signature in the Joinder Agreement below, FiveCom, Inc. agrees that upon exercise of such warrant, it shall issue to MaineCom Services ("MaineCom") 773,891 additional shares of Series B Preferred Stock in satisfaction of the requirement in Section 3.4 of the Stock Subscription Agreement between FiveCom, Inc. and

MaineCom dated as of November 22, 1995, as amended. Such number of shares shall be subject to adjustment. FiveCom, Inc. agrees (a) that all conditions to such issuance in such Stock Subscription Agreement, other than exercise of the warrant, have been satisfied, and (b) that MaineCom may rely on this Section 32 as a third-party beneficiary.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

WITNESS:                                CENTRAL MAINE POWER COMPANY,
                                        Lender

/s/ Scott E. Pueschel                   By: /s/ Curtis I. Call
---------------------------                 ------------------------------------
                                                Curtis I. Call, its Treasurer

                                        FIVECOM LLC

                                        BY: FiveCom, Inc., its Manager

/s/ Scott E. Pueschel                   By: /s/ Victor Colantonio, President
---------------------------                 ------------------------------------
                                                Victor Colantonio, Its President

                                JOINDER AGREEMENT
                                -----------------

         NECOM LLC hereby joins in this Agreement, agrees to be bound by all of the terms and conditions of this Agreement and agrees to perform all of the obligations and covenants of the Borrower set forth herein. FiveCom, Inc. joins in this Agreement for the purpose of making the representations and warranties to Lender contained in Section 8 above both for itself (as if it were directly named in such Section as a party making such representations and warranties), for the purposes of its agreement in Section 32 to issue stock to MaineCom, and on behalf of Borrower and NECOM

         IN WITNESS WHEREOF, NECOM LLC and FiveCom Inc. have caused this Joinder Agreement to be executed as of the day and year first written above.

WITNESS:                                NECOM LLC

                                        BY: FiveCom, Inc., its Manager


/s/ Scott E. Pueschel                   By: /s/ Victor Colantonio, President
-----------------------------               ------------------------------------
                                                Victor Colantonio, Its President


                                        FIVECOM LLC


/s/ Scott E. Pueschel                   By: /s/ Victor Colantonio, President
-----------------------------               ------------------------------------
                                                Victor Colantonio, Its President

                                    EXHIBIT D
                                    ---------

                             BORROWER'S REQUISITION
                             ----------------------


BORROWER:                      FiveCom LLC

PROJECT: As described in the Construction Loan Agreement dated _________ 1997 between Borrower and Central Maine Power Company (the "Construction Loan Agreement")

PERIOD COVERED:                ___________

REQUISITION NO:                ___________

NEON LOAN AMOUNT:              $25,000,000


Pursuant to the Construction Loan Agreement, the Borrower hereby authorizes and requests an advance against the proceeds of the Note for the following purposes and the following amounts:

1.       Direct Cost incurred to the end of period covered (from Schedule I):    ________

2.       Total Direct Costs incurred:                                            ________

3.       Less amount previously advanced:                                        ________

4.       Amount requisitioned for period covered:                                ________

5.       Balance to complete:                                                    ________

6.       Total of lines 2 & 5:                                                   ________

7.       Indirect Costs incurred to end of period covered (from Schedule II):    ________


Details of Direct Costs requisitioned are listed on Schedule I attached and, with respect to Direct Costs incurred under the Construction Contract, on the [standard AIA] form attached. Details of Indirect Costs are listed on Schedule II attached.

Attached hereto are each of the following (check as applicable):

_____               (a) invoices for all items listed on Schedules I and II

_____               (b) Written lien waivers from the Contractor with respect to work done and materials supplied and to be paid for pursuant to the requested Advance and from such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Draw Request (MUST BE CHECKED FOR EACH DRAW);

_____               (c) If the amount requested includes amounts to be paid to the Contractor under the Construction Contract, (i) a completed and fully itemized Application and Certificate for Payment (AIA Document G702 or similar form approved by the Lender) containing the certification of the Contractor as to the accuracy of same, and showing all subcontractors and materialmen by name and trade or job, the total amount of each subcontract or purchase order, the amount theretofore paid to each subcontractor or materialman as of the date of such application, and the amount to be paid from the proceeds of the Advance to each subcontractor and materialman; (ii) a certificate of the Contractor in the form attached hereto; and (iii), if requested by Lender, copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application;

_____               (d) A written request for any necessary changes in the Plans and Specifications, the Project Budget, the Disbursement Schedule or the Construction Schedule;

_____               (e) Copies of all change orders, accompanied by a change
         order summary prepared by and executed by the Borrower, and, to the extent requested by the Lender, copies of all subcontracts, of all inspection or test reports and other documents relating to the construction of NEON, not previously delivered to the Lender;

_____               (f) Approval of the Draw Request for such Advance by the
         Construction Inspector, accompanied by a certificate or report from the Construction Inspector to the effect that in its opinion, based on on-site observations and submissions by the Contractor, the construction of NEON to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans and Specifications, stating the estimated total cost of construction of NEON, stating the percentage of in-place construction of NEON, and stating that the remaining non-disbursed portion of the Loan allocated for such purpose in the Project Budget is adequate to complete the construction of NEON;

_____               (f) Evidence that one hundred percent (100%) of the cost of the remaining construction work is covered by firm fixed price or guaranteed maximum price, or other, contracts or subcontracts, or orders for the supplying of materials, with contractors, subcontractors, materialmen or suppliers satisfactory, to the Lender;

_____               (f) Evidence of payment by Borrower of any fees incurred for the construction inspection of NEON performed in connection with each Draw Request; and

_____               (g) Other items requested by the Lender.

In connection with and in order to induce Central Maine Power Company (the "Lender") to advance the amount requested above, and knowing that the Lender will rely thereon in doing so, the Borrower hereby represents, warrants and stipulates as follows:

         1. There is existing no Event of Default as defined in the Construction Loan Agreement and no condition or event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default under, or a violation of, the Construction Loan Agreement, Note, Security Deed or any of the other Loan Documents. The Borrower has duly complied with and observed all of the terms, covenants, and conditions of each of the Loan Documents required to be performed by the Borrower to the date of this requisition, and unless the Lender is notified to the contrary prior to the disbursement of the advance requested above, will be so on the date thereof.

         2. The representations and warranties of the Borrower and the Guarantors contained in the Loan Documents are true and correct on the date of this requisition, and unless the Lender is notified to the contrary prior to the disbursement of the amount requested above, will also be true and correct on the date thereof.

         3. The amounts and percentages set forth on Schedules I and II attached hereto are true and correct to the best of the Borrower's knowledge and

         A. The total amount advanced under the Note after the honoring of this requisition, plus retainage held, plus the Borrower's required equity funds provided for in the Construction Loan Agreement, shall not exceed the Direct Costs incurred, plus Indirect Costs, and

         B. After the honoring of this requisition, the Note amount not yet advanced, less the retainage held, shall be sufficient to pay for all Direct Costs and Indirect Costs not yet paid and which will be required to complete construction of NEON and to carry NEON through the maturity date of the Loan as required or contemplated by the Construction Loan Agreement.

         4. All sums previously requisitioned have been applied to the payment of the Direct and Indirect Costs heretofore incurred and the proceeds of any advance made in accordance with this request will be applied solely to payment of the Direct Costs and Indirect Costs itemized in this requisition.

         5. Construction of NEON to date has in every respect been performed fully in accordance with the Plans and Specifications and the Construction Loan Agreement.

         6. No amendments, modifications or changes have been made to the [Engineer]'s contract, the Construction Contract or the Plans and Specifications, except such as have had Lender's prior written approval.

         7. Capitalized terms not defined herein shall have the same meaning as set forth in the Construction Loan Agreement.

DATED: _____________,1997.                       FIVECOM LLC

                                                 BY: FiveCom, Inc., its Manager


                                                 By: ___________________________
                                                     Name:
                                                     Title:

                      CONTRACTOR'S REQUISITION CERTIFICATE
                      ------------------------------------


Application for Payment No. ______

TO:                 CENTRAL MAINE POWER COMPANY (the "Lender")

FROM:               SEAWARD CORPORATION ("Contractor")

RE: Construction of Fiber Optic Network on Northeast Utilities Electric Distribution System from Connecticut to Maine (the "Project") FiveCom LLC ("Owner").


         We are the general contractor for the construction of NEON, and to induce Lender to advance loan proceeds to assist in funding construction of NEON and knowing that Lender will rely on this certificate in doing so, we hereby certify as follows:

         1. In reference to our contract with the Owner dated August 14, 1996 for construction of NEON (the "Construction Contract"), and the Plans and Specifications therefor, 100 amendments, modifications or changes have been made to the Construction Contract or the Plans and Specifications except (i) those made before the date of the Construction Contract and (ii) those that have had your prior written approval. There are no pending change orders except as follows:

         -----------------------------------------------------------------------

         2. The Owner is not in default of any of the Owner's obligations to us as of the date hereof except as follows:

         -----------------------------------------------------------------------

         3. We have paid in full all our obligations to subcontractors, workmen, suppliers and materialmen for and with respect to all labor and materials supplied through and including the date of our last Application for Payment, except for any reasonable retainage, which we are holding in accordance with the terms of such obligations and the Construction Contract.

         4. Effective upon receipt of payment pursuant to this requisition, we waive and release any and all rights to claim any lien for labor done or materials furnished up to an amount equal to the amount of this Application for Payment, plus the amount of all our previously funded applications.

         Executed as an instrument under seal this _______ day of____________, 199__.


                                                 SEAWARD CORPORATION, Contractor


                                                 By: ___________________________
                                                     Name:
                                                     Title:

                         Schedule 8.2 - Permitted Liens
                         ------------------------------

Liens evidenced by the following UCC-1 Financing Statements:

1. UCC-1 Financing Statement number 135-97-454529 filed with the Massachusetts Secretary of State on March 14, 1997 and listing borrower as debtor and Peoples Heritage Savings Bank as secured party, and corresponding filings which may have been made in additional jurisdictions.

2. UCC-1 Financing Statement number 135-96-409155 filed with the Massachusetts Secretary of State on August 8, 1996 and listing NECOM as debtor and Applied Telecommunications Technologies, Inc. as secured party, and corresponding filings which may have been made in additional jurisdictions.

3. UCC-1 Financing Statement number 135-94-258-539 filed with the Massachusetts Secretary of State on September 2, 1994 and listing FiveCom, Inc. as debtor and Applied Telecommunications Technologies, Inc. as secured party, as amended, and corresponding filings which may have been made in additional jurisdictions.

4. UCC-1 Financing Statement number 135-96-361561 filed with the Massachusetts Secretary of State on January 5, 1996 and listing FiveCom, Inc. as debtor and Applied Telecommunications Technologies, Inc. as secured party, and corresponding filings which may have been made in additional jurisdictions.

5. UCC-1 Financing Statement number 135-97-449473 filed with the Massachusetts Secretary of State on February 18, 1997 and listing FiveCom, Inc. as debtor and Vanguard Financial Service, Corp. as secured party, and corresponding filings which may have been made in additional jurisdictions.

                       Schedule 8.3 - Financial Statements
                       -----------------------------------

The following liabilities are not reflected in the balance sheet:

1.       Payments due under employment contracts.

2.       $18.6 million payment bond and promissory note.

3. Correspondence has been passed between FiveCom, Inc. and KMT Construction Company ("KMT') wherein KMT has asserted its claim to certain amounts withheld by FiveCom, Inc. and FiveCom, Inc. has asserted that KMT is not entitled to such amounts withheld. Since such correspondence, KMT has entered into bankruptcy. KMT has not made a claim against FiveCom, Inc. and FiveCom, Inc. has not filed a claim against KMT in the bankruptcy proceedings. However, the bankruptcy is not yet resolved. FiveCom, Inc. withheld $48,000 from KMT in order to remedy any corrections necessary to the cable which KMT had installed.

4. Clearance of certain real estate easements, including, but not limited to the Ayer easement and the Clapp easement.

                            Schedule 8.6 - Litigation
                            -------------------------

1. While neither the Borrower nor NECOM have been threatened with litigation, they are aware of the fact that Dan Ayer has taken the position with Northeast Utilities that the easement granted to Northeast Utilities on Mr. Ayer's property does not include the right to install fiber optic cable. Neither the Borrower nor NECOM are able to evaluate the merits of this position and they are unable to determine what the potential impact of this position might be.

2. While neither the Borrower nor NECOM have been threatened with litigation, they are aware of the fact that Terry Clapp has expressed concerns related to the easement granted on his property. Neither the Borrower nor NECOM are able to evaluate the merit of Mr. Clapp's concerns and they are unable to determine what the potential impact of his concerns might be.

              Schedule 8.7 - No Materially Adverse Contracts, Etc.
              ----------------------------------------------------

None.

                      Schedule 8.14 - Certain Transactions
                      ------------------------------------

1. Victor Colantonio is a member of Borrower and is an officer and director of FiveCom, Inc. FiveCom, Inc. is the manager of Borrower and of NECOM.

2. Michael Musen is a member of Borrower and is an officer of FiveCom, Inc. FiveCom, Inc. is the manager of Borrower and of NECOM.

3. Borrower and Connecticut Light and Power have executed a contract for the performance of services in engineering work. Connecticut Light and Power is a wholly owned subsidiary of Northeast Utilities. Mode 1 Communications, Inc., another wholly owned subsidiary of Northeast Utilities, is a member of both the Borrower and NECOM.

              Schedule 8.15 - Employee Benefit Plans; Pension Plans
              -----------------------------------------------------

1. Borrower and NECOM are each billed by FiveCom, Inc. for the pro rata costs incurred by each of them under the Pilgrim Health Plan agreement.

2. Borrower and NECOM are each billed by FiveCom, Inc. for the pro rata costs incurred by each of them under the SBSB (Delta Dental) Plan agreement:

3. It is anticipated that FiveCom, Inc. will allocate to Borrower and NECOM the costs of additional employee benefit plans, including but not limited to employee pension plans. It is anticipated that such plans will be no less favorable to the employees of Borrower and NECOM than similar benefit plans currently offered to similarly situated executives of Central Maine Power Company.

                    Schedule 8.16 - Environmental Compliance
                    ----------------------------------------

None.

                Schedule 8.19(a) - Project Approvals (Exceptions)
                -------------------------------------------------

1. Borrower submitted an application for approval to Lawrence, MA and an application for approval to Derry, NH. Neither of the application approvals have yet been granted.

2. Additional permits may be needed in the normal conduct of Borrower's and NECOM's business for the installation of cable on the NEON system.

3. Borrower and/or NECOM may need landowner approvals throughout the NEON system because existing easements may not permit the installation of fiber optic cable.

4. Additional permits may be needed in Connecticut, Massachusetts, New Hampshire and Maine from public utility commissions to permit the grant of easements and to permit the transfer of ownership of existing cable.

5. Trustee consents under various loan and bond indentures may be needed in order to establish the priority of Central Maine Power Company's lien.

                      Schedule 8.19(b) - Project Approvals
                      ------------------------------------

1.       Occupancy of the Public Ways: Springfield, MA

2.       Municipal Approval and Building Permit: Manchester, NH

3.       Municipal Approval and Building Permit: Dover, NH

4.       Building Permit: Goffstown, NH

5.       Municipal Permit: Nashua, NH

6.       Municipal Permit: Merrimack, NH

7.       Siting Counsel: State of Connecticut

8.       PUC Stipulation: State of New Hampshire

9.       PUC Stipulation: State of Maine

10.      Use of trademarks and servicemarks: U.S. Copyright and Patent Office

                         Schedule 8.21 - Other Contracts
                         -------------------------------

None.

                         Schedule 8.27(a) - No Asbestos
                         ------------------------------

1. Neither the Borrower nor NECOM are aware of any asbestos located in NEON or on any property owned or leased by the Borrower or NECOM.

      Schedule 8.27(c) - No Required Real Property Consents, Permits, Etc.
      --------------------------------------------------------------------

1. Neither the Borrower nor NECOM are aware of any outstanding notices, suits, orders, decrees or judgments specifically naming Borrower or NECOM relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against or with respect to, NEON or any part thereof.

            Schedule 8.27(f) - Other Material Agreements; No Options
            --------------------------------------------------------

None.

                         Schedule 10-7(c) - Indebtedness
                         -------------------------------

1. Notes number 305, 314, 316, 317, 318 and 319 (the "Notes") are payable to Applied Telecommunications Technologies, Inc. in monthly principal and interest instruments of $41,535. As of August 31, 1997, the outstanding balance on the Notes was $666,710. At August 31, 1997, the current portion of the Notes amounted to $237,190. The long term debt still owing under the Notes, as of August 31, 1997, was $429,580.

2. Statements in Schedule 10.9(a) are incorporated in full by this reference into this schedule.

3. Statements in Schedule 10.12 are incorporated in full by this reference into this schedule.

                       Schedule 10.8 - Limitation on Liens
                       -----------------------------------

1. Statements in Schedule 8.2 are incorporated in full by this reference into this schedule.

                    Schedule 10.9(a) - Contingent Obligations
                    -----------------------------------------

1. Borrower and NECOM lease fiber capacity and inherent in such leasing are the contingent obligations of Borrower and NECOM to pay rental fees for duct, distribution and transmission structures pursuant to Section 22 of the Northeast Utilities Fiber Agreement dated September 27, 1994, as amended (the "Northeast Utilities Fiber Agreement"). Borrower and NECOM are also obligated to pay insurance, taxes, fees for restoration and maintenance and other obligations all subject to the Northeast Utilities Fiber Agreement and further subject to contracts between Borrower and its customers and NECOM and its customers.

2. Photocopier lease with Vanguard Financial Service Corp. having a three year term expiring January 2000 and with annual lease payments in the amount of $4,158.

3. Automobile lease with Clark & White Inc. having a two year term expiring February 1998 and with annual lease payments in the amount of $5,370.48.

4. Automobile lease with Heritage C/P JE having a three year term expiring April 1998 and with annual lease payments in the amount of $5,688.

5. Office space lease with Totten Pond LLC for the space leased at 391 Totten Pond Road having a three year term expiring March 1998 and with annual lease payments of $54,100.

6. Cable lease agreement with Massachusetts Mutual Life Insurance Company having a ten year term expiring December 2005 and with annual lease payments to be made in the range of $2,400 to $3,449.

7. Promissory Note contingent liability on $18.6 Million bond.

                             Schedule 10.12 - Leases
                             -----------------------


1. Leases of fiber optic capacity to customers of Borrower and NECOM in the ordinary course of business.

2. Statements in Schedule 10.9(a) are incorporated in full by this reference into this schedule.

3. Statements in Schedule 10.7(c) are incorporated in full by this reference into this schedule.

                Schedule 11.10(c) - Evidence of Project Approvals
                -------------------------------------------------

1. Statements in Schedule 8.19(a) are incorporated in full by this reference into this schedule.

2. Statements made in the legal opinion provided by Ruth Baker-Batiste are incorporated in full by this reference into this schedule.




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